UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                                  April 2, 2002
                                 Date of Report
                        (Date of Earliest Event Reported)


                                     USCORP
                               ------------------
              (Exact Name of Registrant as Specific in its Charter)


            Nevada                    000-19061              87-0403330
            ------                    ---------              ----------
 (State or Other Jurisdiction        (Commission       (IRS Federal Employer's
       of Incorporation)             File Number)       Identification Number)


                                    Suite 204
                             4535 West Sahara Avenue
                             Las Vegas, Nevada 89102
                    (Address of Principal Executive Offices)

                                 (702) 933-4034
                         (Registrant's Telephone Number)


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)


                            TIME FOR FILING REPORT.

     USCorp, a Nevada corporation (the "Registrant"), as the result of the occurrence of certain extraordinary events, is required to file certain extraordinary events on Form 8-K pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). However, the Registrant was unable to timely file this report, or to file a report indicating its incapability to file this report in a timely manner, due to costs associated with the preparation of this report and due to the Registrant's incapability to gather and assemble the documents and exhibits required to be filed with this report in the time permitted, until the filing date hereof.

                         APPLICATION OF GENERAL RULES.

     This report has been prepared in accordance with the rules and regulations in effect as of the date of this report applicable to "small business issuers," as such term is defined under 17 CFR 240.12b-2; the Registrant is preparing this report in reliance on the applicability of the version of this form, which expires on March 31, 2003.

                     INFORMATION INCORPORATED BY REFERENCE.

     Any statement contained in any document, all or a portion of which may be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this report, to the extent that a statement contained herein, or in any subsequently filed document, that is also, or that is deemed to be incorporated by reference, modifies or supersedes any such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this report.

     In addition, all reports and other documents filed by the Registrant, if any, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the date of this report, shall be deemed to be incorporated by reference herein and to be a part hereof from the filing date of this report.

     Moreover,   the  Registrant  further  incorporates  consents  contained  in previously filed reports or statements, to the extent that the use and applicability of such consent or consents are permitted by 17 CFR 230.439.

         INFORMATION UNKNOWN OR NOT REASONABLY AVAILABLE TO REGISTRANT;
                             DISCLAIMER OF CONTROL.

     This report contains summaries of material terms of certain documents, which the Registrant believes to be accurate; however, reference is made to the actual documents, copies of which may be attached hereto or contained in a schedule or exhibit hereto and made a part hereof by reference thereto. Such summaries are qualified in their entirety by reference to any such documents.

     Similarly, the Registrant has relied on information that it believes to be accurate and that was reasonably available to it. The Commission should be informed that certain information contained in this report may be unknown to the Registrant or that such certain information was not reasonably available to the Registrant without considerable effort or undue expense by the it to obtain such information, or, because such information rests peculiarly within the knowledge of another person not directly affiliated with the Registrant. To that extent, the Registrant disclaims the existence of control and any admission thereof; however, the Registrant believes that it has stated all of the material facts necessary for the Commission to make an informed decision pertinent to the possible existence of control.

                                Table of Contents

Description of Item                                               Page Number
-------------------                                               -----------
Time for Filing Report                                                2
Application of General Rules                                          2
Information Incorporated by Reference                                 2
Information Unknown or Not Reasonably Available to Registrant;
 Disclaimer of Control                                                2

Table of Contents                                                     3

Item 1.  Changes in Control of Registrant                             4

Item 2.  Acqusition or Disposition of Assets                          8

Item 5.  Other Events and Regulation FD Disclosure                   29

Item 7.  Financial Statements and Exhibits                           51

Exhibit Index                                                        54

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     As the result of the principal and resultant extraordinary events reported to the Commission in this report, the senior executive management of the Registrant has determined that a change in control of the Registrant has occurred of even date on the effect of the transaction discussed in this item first.

A.   Persons(s) Acquiring Control; Resultant Percentage of Ownership.

     On or about April 2, 2002, the Registrant acquired USMetals, Inc., a Nevada corporation ("USMetals"), which, by virtue of the satisfactory conclusion to a share exchange transaction, became a wholly owned subsidiary of the Registrant. That certain share exchange transaction was entered into between the Registrant and the holders of USMetals' common voting equity securities on March 14, 2002. (The exchange of the Registrant's and USMetals' securities, the prevailing transaction, and the resultant effects to the Registrant as the direct result of the share exchange transaction are more fully described hereinbelow. The details regarding USMetals' formation and organization, plan of operations, business, and properties are more fully described in Item 2 hereof.)

     Consequently, two predominant stockholders of USMetals became principal stockholders of the Registrant. The table below sets forth the name of the principal holders of greater than 10% (ten per cent) of the Registrant's total authorized issued and outstanding Common Stock, which is correct as of the date of this report. (All percentages have been rounded off to the nearest tenth of one percent.)

                                   Percentage of Shares as                     Total Number of
                                      the Result of the     Shares Subject to  Shares Held in
Name of Principal Stockholder(s)         Acquisition           Options (1)       Registrant
-------------------------------    -----------------------  -----------------  ----------------
 Robert Dultz (2)                           78.0%               650,000          19,997,000

 U. S. Metals and Minerals, Inc.            10.5%                  -              2,700,000

--------------
     (1) Information on the Registrant's newly adopted 2002 Directors and Officers Stock Option Plan is more fully described in Item 5 of this report.

     (2) The majority stockholder of the Registrant is Robert Dultz, who, as the result of the acquisition (without offsets or inclusions for other stockholder activity, activity as the result of certain relationships and related transactions, as the result of existing or recently-adopted qualified or non-qualified stock options, or, as the result of increases or decreases due to the Registrant's proposed limited offering under Rule 506 of Regulation D), directly owns approximately 78.0% of the Registrant's common stock.

B.   Basis of Control; Effects upon the Registrant's Stockholders.

     The Registrant's majority stockholder now owns approximately 78.0% of the Registrant's duly authorized, issued, and outstanding Common Stock. As long as he holds a majority of the Registrant's total issued and outstanding Common Stock, he will be able to elect the Registrant's entire Board of Directors and to remove any director, with or without cause, without calling a special meeting. New and existing stockholders of the Registrant will not be able to affect the outcome of any stockholder vote. As a result, the Registrant's principal stockholder will control all matters affecting the Registrant and its wholly-owned subsidiaries, including: (i) the composition of the Registrant's Board of Directors and, through it, any determination with respect to the Registrant's business direction and policies, including the appointment and removal of officers; (ii) the allocation of business opportunities that may be suitable for the Registrant; (iii) any determinations with respect to future mergers or other future business combinations; (iv) the Registrant's acquisition or disposition of assets; (v) the Registrant's financing objectives; (vi) the payment of dividends on the Registrant's Common Stock; and (vii) determinations with respect to the Registrant's tax returns.

     Moreover, new and existing stockholders of the Registrant will not have an opportunity to evaluate the specific merits or risks of any prospective acquisition initiated by the Registrant. As the result, new and existing stockholders will be dependent on the judgment of the Registrant's management, and on the judgment of the Registrant's majority stockholder, in connection with the selection of the properties or businesses to be acquired or developed. There can be no assurance that determinations ultimately made by the Registrant's management, or by the Registrant's majority stockholder, will permit the Registrant to achieve its business objectives, to become or to remain profitable, or to pay dividends (regardless the profitability of the Registrant).

     Furthermore, in the event all of the Registrant's stockholders, with the exception of the majority stockholder - or control person - were to vote on any matter, including the votes cast by the other principal stockholder of the
Registrant, U.S. Metals and Minerals, Inc., all of those stockholders collectively would be unable to influence the vote in favor of or opposing any matter contrary to the desires and resulting influence of the majority stockholder.

C.   Description of Transaction That Resulted in Change of Control.

     On March 14, 2002, the Registrant tendered an offer to the shareholders of USMetals, Inc. (USMetals); whereby, the Registrant exchanged one share of the Registrant's common stock for one share of USMetals' common stock, both of which, respectively, were issued and outstanding as of the closing date of the transaction. The transaction was exempt from the Securities and Exchange Commission's reporting and compliance requirements under and in accordance with Regulation T-O and Regulation M-A, as the target company (USMetals) was a privately held corporation organized under NRS (Nevada Revised Statutes) 78A.020.

     That certain share exchange agreement provided for an exchange of one (1) share of the Registrant's common stock for each one (1) share of USMetals' common stock. As the result of this transaction, the control parties, and certain other principal stockholders, of USMetals succeeded to becoming the control parties and principal stockholders of the Registrant.

D.   Consideration Offered by Acquired Control Parties.

     The consideration offered by the Registrant to the holders of USMetals' common stock was limited to the value of the shares of the Registrant's common stock (and for such other implied valuable non-cash consideration which is recognizable by law to validate and enforce the terms and provisions of any like agreement).

E.   Identity of Former Control Person(s).

     Immediately prior to the acquisition of USMetals by the Registrant, the stock transfer ledger of USMetals indicated that 24,200,000 shares of its common stock were issued and outstanding.

     The table below sets forth the names of each individual or entity that were deemed to have been former control persons of USMetals, and the amount of stock held by them in USMetals, immediately prior to the acquisition by the Registrant thereof. (All percentages have been rounded off to the nearest tenth of one percent.)
                                              Amount and          Percent of
                    Name and Address          Nature of          Class Before
 Title of Class    of Beneficial Owner   Beneficial Ownership     Acquisition
 --------------    -------------------   --------------------    -------------
 Common               Robert Dultz            19,347,000            79.9%
                                         Direct Beneficial Owner


F. Information Required by Item 403(c) of Regulation S-K.

     1)  Security Ownership of Certain Beneficial Owners.

         The following table sets forth the security ownership of certain beneficial owners of the Registrant as of May 27, 2002. (All percentages have been rounded off to the nearest tenth of one percent.)

                                                    Amount and
   Title        Name and Address                    Nature of           Percent
  of Class      of Beneficial Owner            Beneficial Ownership    of Class
  --------      -------------------            --------------------    --------
  Common        Robert Dultz                        19,997,000            78.0%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

  Common        U. S. Metals and Minerals, Inc.      2,700,000            10.5%
                4706 North Thirty-first Drive   Direct Beneficial Owner
                Phoenix, Arizona  85017

     2)  Security Ownership of Management.

         The following table sets forth the security ownership of management as of May 27, 2002. (All percentages have been rounded off to the nearest tenth of one percent, except for those persons or entities whose shareholdings are less than one percent, in which case, such shareholdings are rounded off to the nearest one one-hundredth of one percent.)
                                                   Amount and
   Title        Name and Address                    Nature of           Percent
  of Class      of Beneficial Owner            Beneficial Ownership    of Class
  --------      -------------------            --------------------    --------
    Common      Robert Dultz                         19,997,000           78.0%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common      Larry Dietz
                c/o USCorp                               51,000           0.20%
                Suite 204                      Direct Beneficial Owner
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common      Spencer Eubank                          230,750           0.90%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common      Carl O'Baugh                             50,250           0.20%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common      Don Brown                                50,000           0.20%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common      Tom Owens                                10,000           0.04%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common      Michael Love                             50,000           0.20%
                c/o USCorp                     Direct Beneficial Owner
                Suite 204
                4535 West Sahara Avenue
                Las Vegas, Nevada  89102

    Common    Officers, as a group                   20,329,000          79.36%
    Common    Directors, as a group                  20,329,000          79.36%
    Common    Officers, as proposed to be a group    20,429,000          79.75%
    Common    Directors, as proposed to be a group   20,339,000          79.40%

     3)  Change in Control.

         As of the date of this report, the Registrant does not anticipate the occurrence of any event that would compel a change in control of the Registrant. However, if Robert Dultz was to make an assignment of his shares in the Registrant, a change in control of the Registrant would likely occur.

         To the best of the Registrant's knowledge, no principal stockholder or control person has pledged, hypothecated, or in any way encumbered any of their shares, the failure of performance of which would result in a change in control of the Registrant.

         No loans or other forms of evidences of indebtedness were utilized by any party in order to perform and consummate the acquisition described herein. Moreover, no securities of the Registrant were hypothecated in the performance of the acquisition described in this report.

     4) No person disclosed in any of the tables set forth hereinabove or named in this section of this report is subject to disqualification by the provisions of Rule 230.263(b).


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     The Registrant, as the result of a special meeting of its stockholders and directors on March 14, 2002, adopted certain resolutions that directly relate to the Registrant's existing and proposed business operations; namely, the Registrant is engaging in the mining of precious metals business, through its acquisition of USMetals (as more fully described in Item 1 hereinabove), in the oil and gas and oil and gas royalty speculation businesses, and to pursue other acquisitions that will complement the Registrant's existing business opportunities.

     For this reason, the Registrant will describe each segment of its existing and proposed businesses and plan of operations by segment hereinbelow.

A.   USMETALS, INC.

     The consummation of the share exchange transaction described in this report has resulted in the acquisition by the Registrant of a wholly-owned subsidiary, USMetals, Inc., a Nevada corporation, of which the assets and limited operations of said subsidiary will comprise 10% (ten per cent) or greater of the Registrant's current business and assets as of the date of this report.

1)       The Transaction.

         On or about April 2, 2002, the Registrant acquired USMetals, Inc., a Nevada corporation ("USMetals"), which, by virtue of the satisfactory conclusion to a share exchange transaction, became a wholly owned subsidiary of the Registrant. That certain share exchange transaction was entered into between the Registrant and the holders of USMetals' common voting equity securities on March 14, 2002. The Registrant exchanged one share of the Registrant's common stock for one share of USMetals' common stock.

         a)   Consideration for the Transaction.

              The consideration offered by the Registrant to the holders of USMetals' common stock was limited to the value of the shares of the Registrant's common stock (and for such other implied valuable non-cash consideration which is recognizable by law to validate and enforce the terms and provisions of any like agreement).

         b)   Principles of Valuation.

              No traditional principles of valuation were applied to the determination of the share purchase and/or exchange price for USMetals. The valuation of the transaction is limited solely to the explanation provided as the consideration for the transaction in the above paragraph.

     2)  The Target Company and Its Shareholders.

         USMetals, Inc. (USMetals) was formed and organized under the laws of the State of Nevada on May 5, 2000 as "Deco Tek, Inc." The original purpose of USMetals was to engage in the business of general contracting, interior and exterior design, and landscaping. Thereafter, on March 14, 2002, USMetals' Board of Directors changed the name to "USMetals, Inc." and restated its business purpose as that of intending to engage in the business of acquiring and developing mineral properties, exploring for gold, silver, and other non-ferrous metals and minerals within the contiguous United States. It is the further intention of USMetals to mine and to process any commercially proven resources developed at its properties.

     3)  Certain Relationships and Related Transactions.

         The Registrant discloses the following information relative to Robert Dultz, Larry Dietz, Spencer Eubank, Carl O'Baugh, Donald Brown, and U. S. Metals and Minerals, Inc. In addition, as the result of Mr. Brown's nomination to serve as a member of the Registrant's board, the Registrant is disclosing certain relationships between USMetals, the Registrant, and International Energy and Resources, Inc.

         a)   Related Party Transactions.

              International Energy and Resources, Inc. ("IERI"). IERI's former President, Donald E. Brown, resigned from that firm on April 2, 2002, and is designated to serve as a proposed director of the Registrant. Mr. Brown's former company was responsible for preparing the majority of the exploratory and development work related to the Mining Claims. Mr. Brown's company received in excess of $60,000 for work performed on the Mining Claims during his previous association with his Company.

         b)   Conflicts of Interest.

              Insofar as the officers and directors are engaged in other business activities, management anticipates they will not devote full time to the Registrant's affairs. The officers and directors of the Registrant may in the future become stockholders, officers, or directors of other companies, which may be formed for the purpose of engaging in business activities similar to those conducted by the Registrant. The Registrant does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Registrant's proposed business operations.

              The officers and directors are, so long as they are officers or directors of the Registrant, subject to the restriction that all opportunities contemplated by the Registrant's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Registrant and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. Unless otherwise provided in the next paragraph, if a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge or acquire such target company, the Registrant of which the President first became an officer and director will be entitled to proceed with the transaction. Except as set forth above, the Registrant has not adopted any other conflict of interest policy with respect to such transactions.

         c)   Certain Relationships.

              Robert Dultz, the Registrant's Chairman, Chief Executive Officer, and Principal Stockholder, and the President of USMetals, the Registrant's wholly owned subsidiary as the result of the transaction discussed hereinabove, has been involved with USMetals' properties by and through his association in several previous ventures over the past 28 years. Mr. Dultz (or each of his representative designees) has contributed significant amounts of capital and has provided significant funds to develop USMetals' mining properties throughout his term of association with the properties. It has been Mr. Dultz's principal effort to develop the properties, through the course of his association with them in previous ventures, in a manner that would provide value to the holders of any voting or non-voting equity securities held by them in the Registrant in developing USMetals' properties and assets. In most every instance, Mr. Dultz has foregone payment for his services in his respective capacities with the previous companies, in order to permit the development of those companies' objectives, which, in almost every case, was the development of USMetals' principal mining properties.

              Larry Dietz, the Registrant's President and a Director, has been involved with USMetals' principal mining properties by and through his association with the claims in several previous ventures over several years prior to the date of this report.

              Carl O'Baugh, the Registrant's Vice-President and a Director, has been involved with USMetals' principal mining properties by and through his association with the claims in several previous ventures over several years prior to the date of this report.

              Spencer Eubank, the Registrant's Secretary, Treasurer, and a Director, has been involved with USMetals' principal mining properties by and through his association with said properties in several previous ventures. In addition, Mr. Eubank held evidentiary title to a portion of said properties in 1996 and 1997, prior to the transfer or assignment of the mining claims to a prior owner.

     4) Source of Funds Related to Acquisition.

         No loans or other forms of evidences of indebtedness were utilized by any party in order to perform and consummate the acquisition described herein. Moreover, no securities of the Registrant were hypothecated in the performance of the acquisition described in this report.

     5) Properties of USMetals.

          The principal mining properties and assets of USMetals (the "Mining Claims") are located in West-Central Arizona, in the Eureka Mining District of Yavapai County, Arizona, approximately 5 miles southeast of the town of Bagdad, population 1,800. Within the boundaries of USMetals' Mining Claims, more commonly referred to as the "Twin Peaks Mine," are the historic sites of the Crosby, Hayes and Glory Hole Mines, past producers of gold and silver.

         The airport at Bagdad is 42 miles west by air from Prescott, the county seat, but by road the distance is 68 miles.

         The Bagdad area is geographically located in the southwestern division of the Eureka Mining District, and includes most of the significant mines and prospects of that district. The exceptions are the tungsten mines in the Camp Wood area, to the northeast, the existing historic gold mines and prospects, which abut USMetals' property to the southeast along the Santa Maria River, and tungsten, copper, and zinc mines to the south and southeast from Bagdad. Bagdad has a long history of mining activities and offers mining companies and prospectors experienced labor, affordable housing, equipment repair, and mining services.

         An excellent road, Highway 96, connects Bagdad with Hillside, 26 miles to the southeast. The nearest railroad spur is located to the east in Hillside. The Crosby area of the claims group is reached by dirt road that runs north westward from Highway 96 from a point about 400 yards north of the Santa Maria River. The distance from Highway 96 to the Crosby area is approximately 2 miles. The Hayes area of the claims group is reached by a good dirt road that follows the Santa Maria River in a southwestern direction from Highway 96. This road is just south of where the Highway crosses the river. About 4 miles from the Highway, a jeep trail runs northwest approximately one mile to the area.

         The Santa Maria River traverses the Mining Claims and USMetals is the only company that holds water rights to that section of the river, a valuable asset for a mining company in this arid country.

         a)   Location of USMetals' Properties.

              The full and complete list of USMetals' claims (all of USMetals' Mining Claims are located within Township 13 North, Range 8 West, in Yavapai County, Arizona) is contained in Schedule 4.10 of Exhibit 2.1, Share Exchange Agreement dated March 14, 2002, filed with the Form 8-K on June 13, 2002, and is incorporated herein by this reference.

         b)   USMetals' Water Rights.

              USMetals presently owns the water rights that will be required in order to be able to conduct mining operations at USMetals' claims. The water rights to Sections 3, 4, 7, 8, 9, 10, 16, 17, 18, 20, and 21, all of which are located in Township 13 North, Range 8 West, in Yavapai County, Arizona, were transferred from the prior owner to USMetals, Inc. on March 27, 2002, and recorded in Book 3912, Page 897 of the Yavapai County Recorder.

         c)   Limitation on Ownership.

              All of USMetals' mining properties are unpatented mining claims; consequently, USMetals has only possessory title with respect to such properties. The claims set forth hereinabove were duly transferred by official deed from the prior owner to USMetals, Inc. on March 22, 2002 and recorded in Book 3912, Page 896 of the Yavapai County Recorder's Office on March 27, 2002.

              Moreover, the real property upon which USMetals' claims are located, is subject to a paramount lien by the United States of America; all of USMetals' claims are subject to the applicable rules and regulations of the United States Department of the Interior, Bureau of Land Management, which administers USMetals' use and activities on said Mining Claims.

              USMetals has paid all of the required fees in order to maintain the 141 Mining Claims, which USMetals owns, for the current periods. All of the necessary documents and affidavits have been filed with the Yavapai County Recorder, as was mentioned hereinabove.

     6) Former Use of Assets Prior to Acquisition.

         Early Exploration Conducted and Valuations Determined by California Core Drilling Company. Beginning in 1981, R. W. Barnes, a geologist for California Core Drilling Company, performed certain exploratory drillings in order to obtain samples of the contents from the Crosby Mine Site No. 6, located in Township 13 North, Range 8 West, Section 4 in Yavapai County, Arizona (included in USMetals' Twin Peaks Mine grouping). (The Commission should note that at the time these studies were conducted, some mining extraction, recovery, sampling, milling, and refining techniques available now were not available at that time; however, the results of the samplings fully affirm the presence of significant deposits on USMetals' properties.)

         Mr. Barnes drilled 28 core drill holes on the Crosby Mine site. His report was based on 200-foot depth cores. (As per operator lease footage 50'W x 50'L x 200' Depth.) This area was 18,519 cubic yards, or approximately 20,000 tons of ore reserve. The total area that was drilled was 1,500' x 600' x 200'. A total of 744 core samples were taken from the 6,000-foot of core hole drillings. The samples were assayed for gold and silver.

         The results - then - were .14 ounces of gold per ton and .595 ounces of silver per ton. Moreover, this ground value was before processing.

         The core samples also revealed quartz monzonite porphyry formations throughout the area of sampling. (The gold is held in the pegmatites, mica, and quartz veins, and also in mineralized fractures forming the stock.)

         The many faults located in this area were of considerable importance in controlling supergene enrichment; the largest quantity and highest grade of ore occurs when these faults intersect or are closely spaced. There was significant evidence of this enrichment recorded from the samples taken from the Crosby Mine site area. And, the gold and silver that was found is natural to the formations of the enrichment zone.

         In Mr. Barnes' report, his qualified and professional conclusion was that the sampling area at the Crosby Mine site (which consisted of 1,800,000 tons) contained 252,000 ounces of gold and 1,260,000 ounces of silver in the form of proven reserves. Mr. Barnes certified these figures as total ground production values.

         Subject to the Registrant's reservation of its reserves (in its defense of certain statements made by its wholly-owned subsidiary, USMetals) (and certain disclaimers that are set forth in the section entitled "Important Note About Reserves" contained herein below), at the average New York Spot Prices of gold and silver as at April 30, 2002, respectively, the proven reserves of gold would be worth $77,716,800 and the proven reserves of silver would be worth $5,733,000. Of course, these figures reflect the recovery of the then proven reserves at only the Crosby Mine site; further reports by other professionals that follow this section rely on broader samplings and more detailed analysis from a number of different sites throughout USMetals' Mining Claims.

         Even this early report demonstrates reasonable evidence of USMetals' decision to explore, develop, and mine its properties.

         a) Recent Exploration and Samplings by International Energy and Resources, Inc.

              Through extensive recent geological surveys, the Registrant and USMetals are gratified by the results of such surveys provided by International Energy and Resources, Inc., one of USMetals' principal advisors.

              It was determined that the Twin Peaks Mine is on the same structure and flat zone as the Phelps-Dodge Cypress deposit. The claims and previous producing mines are on the Jasper Peak, with gold carrying mineralization in the Jasperoid.

              To the date of the report (circa 2001), numerous geological, geochemical, and geophysical studies were conducted in order to confirm historical assays and to establish estimated reserves at USMetals' properties.

              IERI reported, "over 10,000 feet of core drillings were performed and over 1,500 fire assays were conducted. These assays showed an overall average of .14 ounces of gold per ton and .595 ounces of silver per ton, which, at today's mining capability, proves over 652,000 ounces of gold and 2,488,000 ounces of silver in reserve using only 1 area of 3 claims. The dimensions of this area were 300'W x 500'L x 100'D. At today's prices, this study represents over $191,000,000. If we were to have extended the depth to 400 feet, the total amount of gold and silver would increase four times giving a total of 2,608,000 ounces of gold and 9,952,000 ounces of silver. (It should be noted that early miners tunneled to a depth of 400 feet and the drilling results verified ore at this depth.) If we were to have extended the same areas to a depth of 2,000 feet, which is the depth of the Phelps-Dodge Mine in Bagdad, the increase in estimated reserves would be 13,040,000 ounces of gold and 49,760,000 ounces of silver. (Once again, the Commission should read the section entitled "Important Note about Reserves" contained herein below for the Registrant's position on proven or estimated reserves on its Mining Claims.)

              The geological, geophysical, and geochemical studies stated above were reviewed and evaluated by Nicholas H. Carouso, the President of Geo-Processing, Inc., which was an independent mining, consulting, and geologic firm. Mr. Carouso was engaged to evaluate the commercial feasibility of the claims. Mr. Carouso's report and economic study recommended the continuation of exploration and the start of production."

              In January 2001, International Energy and Resources, Inc. hired Spooner & Associates, Inc. to conduct further, more extensive, geological studies on USMetals' properties. After Scott Spooner, the Senior Geologist of the firm, and CAD Drawing Survey Specialist Eric C. Monk reviewed the abovementioned geological studies, they visited the Twin Peaks Mine. In March 2002, upon the recommendation of Spooner & Associates, International Energy and Resources mobilized a crew to build approximately 10 miles of road to gain access to the historic Hayes Mining area. This would enable Spooner's firm to conduct further, more conclusive and substantiating, geological studies.

              The results, conclusions, and estimates of Spooner & Associates, Hillbrands and Western Mining Company, and International Energy and Resources are as follows.

              They drilled approximately 30 holes that each measured 100 feet in depth for a total of 3,000 feet of drilling cuttings. Spooner & Associates retained over 200 samples for assaying. In conjunction with the drilling operation, Spooner & Associates also took numerous rock chip samples from two different locations surrounding the historic Hayes Mine. These samples were also assayed. The result of the geological studies can best be summarized by information from the report, as follows:

              "Drill Hole #30. This drill hole was subject to a standard fire assay as well as oxidation prior to standard fire assaying. This assay and oxidation process was conducted on cuttings taken at a depth of 40 - 50 feet. The standard fire assay results revealed gold values of .2 ounces per ton of ore, while oxidation followed by fire assaying showed gold values of 1.16 ounces per ton of ore. This structure is approximately 3,400 feet long by 100 feet wide by 100 feet deep.

              Our conclusion gives us estimated reserves of 2,014,815 tons of ore multiplied by 1.16 ounces of gold per ton of ore, which equals 2,337,185 ounces of gold at this site.

              Rock material from the hanging wall and footwall of the quartz vein were subject to crushing, screening, and fire assaying. The results from the quartz dike revealed an average of .57 ounces per ton of ore from fire assaying and 5.8 times or 3.31 ounces per ton of ore using the oxidation method. That gives us estimated reserves of 16,694,056 ounces of gold.

              Rock chips were taken from the red conglomerate located just south of the Hayes Mine and just west of the volcanic plug. The fire assays revealed ..2 ounces of gold per ton of ore. As stated hereinabove, oxidation prior to fire assaying should increase the gold amount by 5.8 or 1.16 ounces per ton of ore. This area has ore reserves of 2,395,477 ounces of gold.

              These three areas give us a combined total of 9,138,687 tons of ore, which may yield a total of 21,426,718 ounces of gold.

         b) Recommendation on Method of Assaying by Metallurgical Services, Inc.

              In August 2001, Russell M. Dugdale, the Senior Metallurgical Engineer for Metallurgical Services, Inc., in the course of defining an assay procedure, recommended to International Energy and Resources, Inc. to proceed with a process that requires the roasting of the samples prior to assaying. Oxidation of the samples, provided in the roasting process, will remove sulfur, arsenic, and halides, which can interfere with the fire assay procedures. Mr. Dugdale recommended that all samples should be roasted prior to the fire assay procedure.

         c)   Supporting Exploratory Reports by Third Parties.

              In 1997, Golden West Mining Services conducted an update report to confirm the earlier core drills and assays. Remarkably, Golden West's report also showed indications of rare and valuable cores from beryllium to uranium in significant quantities.

              USMetals senior executive management is evaluating the merits of extracting these precious metals to determine whether or not it would be feasible to conduct all-out operations for recovery; these metals would need to be recovered using plasma reactor processing. Several 55-gallon barrels have been sent to one of the few facilities that recover metals using the plasma reactor process, and, if the results are positive, the indication of these rare and precious metals in nominal and feasible amounts could significantly increase USMetals' reserves' estimates.

         d)   Important Note about Reserves.

              The ore reserve figures presented herein are estimates, and the Registrant and USMetals can provide no assurance to the Commission that the indicated levels of recovery of gold and silver will be realized. Such estimates should not be relied upon as being indicative of estimates of USMetals' total reserves at other gold prices, nor should the Commission deem the gold prices quoted in this report to be accurate, unless the Registrant or USMetals quotes such figures from identified and reliable sources.

              Changes in the various assumptions on which the reserve estimates are based, such as the cutoff grade, may result in increases or decreases in the reserve estimates from year to year. Reserve estimates for properties that have not yet commenced production may require revision based on actual production experience. Also, sustained market price fluctuations of gold and silver, as well as increased production costs or reduced recovery rates, may ultimately result in an adjustment of ore reserves. Moreover, many factors relating to each mine, such as the design of the mine plan, unexpected operating and processing problems, problems with ground stability, changes in the recovery ratio and the complexity of the metallurgy of an ore body, may adversely affect production and operating costs of a project. Neither reserves nor projections of future operations should be interpreted as assurances of the economic life or profitability of future operations.

              Exploration for, and, if warranted, production of minerals is highly speculative and involves greater risks than many other businesses. Many exploration programs do not result in the discovery of any minerals and, any minerals that may be discovered may not be of sufficient quantity or quality to be profitably mined. Uncertainties as to the metallurgical amenability of any minerals discovered may not warrant the mining of these minerals on the basis of available technology. Moreover, short-term factors relating to the ore reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may impair the profitability of a mine in any particular accounting period. Mining operations are also subject to a number of other hazards and risks such as encountering unusual or unexpected formations, environmental pollution, industrial accidents, and rock movements and flooding, many of which cannot be insured against.

              From time to time, USMetals may engage in the development of new ore bodies. The ability of USMetals to sustain or increase its level of gold production is dependent in part on the successful development of such new ore bodies or the expansion of existing mining operations. The economic feasibility of any such development project, and all such projects collectively, is based on, among other things, estimates of reserves, metallurgical recoveries, capital and operating costs of such projects and future gold prices. Development projects are also subject to the successful completion of feasibility studies, issuance of necessary permits and receipt of adequate financing.

              Development projects have no operating history upon which to base estimates of future cash operating costs and capital requirements. In particular, estimates of reserves, metal recoveries and cash operating costs are to a large extent based on the interpretation of geologic data obtained from drill holes and other sampling techniques and feasibility studies which derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of metals from the ore, comparable facility and equipment costs, anticipated climate conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns of any and all development projects may materially differ from the costs and returns initially estimated.

              With regard to estimates of reserves processed by standard fire assaying, it is important to note that the lower results from the standard fire assaying, where indicated in the respective geologists' and assayers' opinions, are due to the presence of sulfides and arsenides that tend to drive the gold and silver into the slag phase during the standard fire assaying process. Consequently, it can be assumed that all previous standard fire assays that were completed would increase 5.8 times through oxidation prior to fire assaying.

     7) Registrant's Plan of Operations Respective to Business and Assets of USMetals.

         USMetals intends to submit a Phase I Mining Plan of Operations to the Bureau of Land Management in 2002. However, it first must obtain adequate financing or receive the portion of proceeds from the Offering (described more fully in Item 5 hereinbelow, which has been allocated to USMetals in order to pay for the cost of such Plan of Operations.

         Based on the extensive reports and studies conducted by the mining team, it is the present intention of USMetals in consort with International Energy and Resources, Inc. to conduct further drilling to further support these findings and to determine the best area to commence production and operations. Spooner & Associates are currently designing the mill, which will be constructed in order to start processing the ore.

         a) Spooner & Associates' Report on Specific Field Work to be Performed.

             Spooner & Associates, Inc. prepared an estimate for USMetals relative to the costs associated with the preparation of a Mining Notice for a five acre mining site in Arizona required by the Bureau of Land Management in accordance with 43 CFR 3809. Additionally, Mr. Spooner made provisions for three persons involved in this first-stage permitting project, which included himself, Tom Couste, and Eric C. Monk. Mr. Spooner recommended an initial pilot operation of 100 tons per day to evaluate the best method of recovery.

              The intended Mining Notice will provide for an area of disturbance of less than five acres. Mr. Spooner recommended that USMetals start with this area under the initial Mining Notice and then expand into the formal Plan of Operations for disturbances exceeding five acres. This would permit USMetals to be in production while in the process of obtaining the necessary Bureau of Land Management permits and licenses required to conduct full-scale operations.

              The initial scope of work is to submit a Mining Notice to the Bureau of Land Management for a five-acre mining pilot project in Bagdad, Arizona. This involves the preparation of a separate mining notice report and coordination with the Havasu City, Arizona office of the Bureau of Land Management and with the State of Arizona. In addition, air and groundwater permit applications will be submitted to the Arizona Department of Environmental Quality.

              Certain assumptions were presumed in preparing these estimates. They are: (1) Title V Air Quality Permit: the exact specification for equipment is unknown, as is the number of expected tons emissions; and (2) there may be a Wetland Delineation or Section 404 permit required to be obtained by USMetals by the U.S. Army's Corp of Engineers.

Task 1 - Bureau of Land Management Notice for Five Acre Site       Cost Estimate
--------------------------------------------------------------------------------
1. Field Inspection of the Mining Site
     a. Collect Field Data Required for Mining Notice
2. Coordination with Bureau of Land Management Phoenix Office and
   State of Arizona
3. Develop Mining Plan
     a. Site Plan and Location Maps
     b. Description of Operation
     c. Process Description
     d. Site geology (Groundwater Area)
     e. Reclamation Plans
4. Submit Mining Notice to Bureau of Land Management
5. CAD Drawings
6. Coordinate Cultural, Threatened, and Endangered Species Surveys
--------------------------------------------------------------------------------
     Cost Estimate, this Task First                                    $6,900.00
--------------------------------------------------------------------------------

Task 2 - Groundwater Protection Permit                             Cost Estimate
--------------------------------------------------------------------------------
1. Prepare and Submit a Groundwater Protection Application
2. Develop BADCT Report and Support Data
3. Coordinate with the Arizona Department of Environmental Quality
4. CAD Drawings
--------------------------------------------------------------------------------
     Cost Estimate, this Task Second                                  $10,500.00
--------------------------------------------------------------------------------

Task 3 - Air Quality Permit for Mining and Furnace                 Cost Estimate
--------------------------------------------------------------------------------
1. Title V Permit Application
2. Prepare and Submit Air Quality Permit Application
3. Develop Supporting Chemical Data
4. Coordination with Arizona Department of Environmental Quality
5. CAD Drawings
--------------------------------------------------------------------------------
     Cost Estimate, this Task Third                                   $26,000.00
--------------------------------------------------------------------------------

Task 4 - Travel                                                    Cost Estimate
--------------------------------------------------------------------------------
1. per diem, $95.00 per day for 10 days for three people
2. Rental Car and Fuel, 10 days at  $90.00  per day
3. Air  fare  for  three  persons
4.  Miscellaneous Expenses, Maps, Field Equipment, etc.
--------------------------------------------------------------------------------
     Cost Estimate, this Task Second                                   $5,750.00
--------------------------------------------------------------------------------
Total Cost Estimate                                                   $49,150.00
================================================================================

B.       THE REGISTRANT'S PROPOSED OIL AND GAS OPERATIONS.

     The Registrant, by and through a subsidiary to be formed for the business purpose hereafter stated (the "Development Subsidiary"), intends to engage in the business of oil and gas exploration and development and, also, intends to speculate on oil and gas royalties associated with oil and gas properties that the Development Subsidiary will not own or control.

     1) Development Subsidiary's Plan of Operations and Proposed Business Strategy.

         The Development Subsidiary's ability to develop and maintain a meaningful level of revenues from its contemplated oil and gas exploration, drilling, and production operations is dependent on its ability to successfully drill exploration and development wells and complete producing property acquisitions.

         The Development Subsidiary's exploration efforts will be focused in the Texas and Louisiana region. The Registrant will target selected, negotiated acquisitions of proved properties. Presently, the Registrant does not have any firm targets, as it will require the immediate expense of capital to develop its prospects.

         The Development Subsidiary's goal will be to achieve and maintain profitability and to create value for the Registrant's stockholders through natural gas and oil exploration and development and through the acquisition of proved properties. The Development Subsidiary's strategy will be to achieve its goals including:

         a.   Funding exploration prospects developed by talented geoscientists;

         b.   The negotiated acquisitions of proved properties;

         c. Strict control of general and administrative and geological and geophysical costs;

         d. Using creative deal structures to access acreage, seismic, prospects and capital;

         e. Using  equity  ownership  incentives  to align the  interests of the
Registrant's   management  and  of  its  alliance  partners  with  that  of  the
Registrant's stockholders; and

         f. Investing in other energy industry entrepreneurial opportunities.

         The Registrant's principal focus is on the funding and drilling of exploratory wells in the Louisiana area and, beyond that, in Texas. The Registrant's strategy, through that of the Development Subsidiary, is to control overhead costs by keeping employee levels low and outsourcing geological, geophysical, engineering, land, and operating activities and as much of the Development Subsidiary's administrative activities as possible. In particular, the Development Subsidiary intends to outsource all of the Development Subsidiary's natural gas and oil prospect generation and evaluation functions to its alliance partners.

         Natural gas and oil exploration is an exceptionally high-risk business that requires significant outlays of capital. The Development Subsidiary's goal will be to enhance the Development Subsidiary's chances for success by using 3-D seismic technology, keeping its cost structure low and managing financial risk.

         In addition to exploration activities, the Development Subsidiary's intention will be to target negotiated acquisitions and thereby avoid more competitive bidding situations. Nonetheless, the Development Subsidiary anticipates to always face competition from companies that in many instances are well established, successful and frequently may be willing to pay more for properties than what the Development Subsidiary may consider to be prudent or, otherwise, which it may be able to pay for. Thus, the Development Subsidiary's success will depend on its ability to quickly identify promising opportunities, prioritize these opportunities to focus on situations where it will have the most potential for success, and then negotiate creative deal structures that, whenever possible, avoid the payment of more up-front cash than competitors are willing to pay.

Anticipated Competition.

         The Development Subsidiary expects to compete with a broad range of natural gas and oil companies in its exploration and property acquisition activities. Many of the Development Subsidiary's competitors will have substantially greater financial and other resources. In addition, the Development Subsidiary's larger competitors may be able to absorb the burden of changes in Federal, state and local laws and regulations more easily than will be able the Development Subsidiary, which could adversely affect the Development Subsidiary's competitive position. Many of the Development Subsidiary's competitors are also expected to be able to pay more for exploratory prospects and productive natural gas and oil properties and will be able to identify, evaluate, bid for and purchase a greater number of properties and prospects than the Development Subsidiary may be able to do. In addition, it is anticipated that most of the Development Subsidiary's competitors will have been operating for a much longer time than the development Subsidiary will have been operating and will be able to demonstrate the ability to operate through industry cycles. It is expected that the Development Subsidiary's competitors may also have greater access to equipment and materials than will the Development Subsidiary (or the Registrant in support of its subsidiary), which could adversely affect the Development Subsidiary's day-to-day operations.

         The Development Subsidiary's ability to explore for natural gas and oil and to acquire proved properties in the future will depend upon its ability to evaluate and select suitable prospects and properties and to consummate transactions in this highly competitive industry and the surrounding environment. It is expected that the Development Subsidiary will also be dependent upon the ability of its alliance partner(s), to identify prospects and secure leases in, what will be then, the current competitive environment.

     2)  Anticipated Government Regulations.

         a) Federal Regulation of Sales and Transportation of Natural Gas. Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and the regulations promulgated thereunder by the Federal Energy Regulatory Commission. In the past, the Federal government has regulated the prices at which natural gas could be sold. Deregulation of natural gas sales by producers began with the enactment of the Natural Gas Policy Act. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act, which removed all remaining Natural Gas Act and Natural Gas Policy Act price and non-price controls affecting producer sales of natural gas effective in 1993. Congress could, however, reenact price controls in the future.

              It is expected that the Development Subsidiary's sales of natural gas will be affected by the availability, terms, and cost of pipeline transportation. The price and terms for access to pipeline transportation remain subject to extensive Federal regulation. Commencing in April 1992, the Federal Energy Regulatory Commission issued Order No. 636 and a series of related orders, which required interstate pipelines to provide open-access transportation on a basis that is equal for all natural gas suppliers. The Federal Energy Regulatory Commission has stated that it intends for Order No. 636 to foster increased competition within all phases of the natural gas industry. Although Order No. 636 will not directly regulate the Development Subsidiary's production and marketing activities, it is not expected to affect how buyers and sellers gain access to the necessary transportation facilities and how the Development Subsidiary's and its competitors will sell natural gas in the marketplace. The courts have largely affirmed the significant features of Order No. 636 and the numerous related orders pertaining to individual pipelines, although some appeals remain pending and the Federal Energy Regulatory Commission continues to review and modify its regulations regarding the transportation of natural gas.

              For  example,  in February  2000,  the Federal  Energy  Regulatory
Commission concluded a broad review of its transportation regulations by revising its regulations in Order No. 637 (and subsequent, related orders), with the goal of improving competition in the interstate transportation markets and to remove a perceived bias in existing policies toward encouraging short-term transportation arrangements. Order No. 637 eliminates (for a two-year period) rate caps in the secondary market for transportation arrangements of less than one year's duration. Order No. 637 also requires pipelines to provide greater comparability of service between secondary market sales and pipeline sales, requires pipelines to increase the rights and options of transportation customers, requires expanded reporting requirements regarding (among other information) interstate capacity and its utilization, and imposes other regulatory changes. In addition, Order No. 637 permits, but does not require, pipelines to file new types of rates, including differing rates for peak and off-peak periods, term-differentiated rates, and rates established by voluntary auctions - although the Order does not depart from current policies as to cost-based rates for long-term or pipeline-provided transportation services. The Federal Energy Regulatory Commission has also commenced a proceeding characterized as a "discussion" with the industry on the potential for more fundamental changes in its ratemaking policies, but has not yet proposed any specific further changes. The Development Subsidiary will not be able to predict what action the Federal Energy Regulatory Commission will take on these matters, nor will the Development Subsidiary be able to accurately predict whether the Federal Energy Regulatory Commission's actions will achieve the goal of increasing competition in markets in which the Development Subsidiary's natural gas will be sold. However, the Registrant does not believe that any action taken will affect it in a way that materially differs from the way it affects other natural gas producers, gatherers and marketers.

              Commencing in May 1994, the Federal Energy Regulatory Commission issued a series of orders that, among other matters, slightly narrowed its statutory tests for establishing gathering status and reaffirmed that, except in situations in which the gatherer acts in concert with an interstate pipeline affiliate to frustrate the Federal Energy Regulatory Commission's transportation policies, it does not have pervasive jurisdiction over natural gas gathering facilities and services and that such facilities and services located in state jurisdictions are most properly regulated by state authorities. This Federal Energy Regulatory Commission action may further encourage regulatory scrutiny of natural gas gathering by state agencies. The Registrant does not believe that the Development Subsidiary will be affected by the Federal Energy Regulatory Commission's gathering policy any differently than other natural gas producers, gatherers and marketers.

              Additional proposals and proceedings that might affect the natural gas industry are pending before Congress, the Federal Energy Regulatory Commission and the courts. The natural gas industry historically has been very heavily regulated; therefore, the Registrant, through this report, cannot assure the Commission that the less stringent regulatory approach recently pursued by the Federal Energy Regulatory Commission and Congress will continue.

         b) Federal Leases. The Registrant and the Development Subsidiary in the future expect to have operations located on Federal natural gas and oil leases, which are administered by the Minerals Management Service. Such leases are issued through competitive bidding, contain relatively standardized terms and require compliance with detailed Minerals Management Service regulations and orders pursuant to other acts, which are subject to interpretation and change by the Minerals Management Service. The Minerals Management Service also has regulations restricting the flaring or venting of natural gas and has proposed to amend such regulations to prohibit the flaring of liquid hydrocarbons and oil without prior authorization. Similarly, the Minerals Management Service has promulgated other regulations governing the plugging and abandonment of wells and the installation and removal of all production facilities. To cover the various obligations of lessees, the Minerals Management Service generally requires that lessees have substantial net worth or post bonds or other acceptable assurances that such obligations will be met. The cost of these bonds or other surety can be substantial, and the Registrant cannot assure the Commission that it will be able to obtain bonds or other surety in all cases.

              In March 2000, the Minerals Management Service amended its regulations governing the calculation of royalties and the valuation of crude oil produced from Federal leases. This rule modifies the valuation procedures for both arm's length and non-arm's length crude oil transactions to decrease reliance on oil posted prices and assigns a value to crude oil that better reflects its market value. The Registrant cannot predict how this regulation will affect it.

         c) State and Local Regulation of Drilling and Production. The Registrant expects that the Development Subsidiary will own interests in properties located in Texas and Louisiana. These states regulate drilling and operating activities by requiring, among other things, drilling permits and bonds and reports concerning operations. The laws of these states also govern a number of environmental and conservation matters, including the handling and disposing of waste materials, unitization and pooling of natural gas and oil properties and establishment of maximum rates of production from natural gas and oil wells. Some states prorate production to the market demand for natural gas and oil.

              Oil Price Controls and Transportation Rates. The Development Subsidiary's anticipated sales of crude oil, condensate, and natural gas liquids are not currently regulated and are made at market prices. This situation may change by the time, if at any time, the Registrant or the Development Subsidiary begins to sell crude oil, condensate, and/or natural gas liquids. Effective as of January 1, 1995, the Federal Energy Regulatory Commission implemented regulations establishing an indexing system for transportation rates for oil that could increase the cost of transporting oil to the purchaser. In July 2000, the Federal Energy Regulatory Commission commenced a proceeding to determine whether to change the index, but initially proposing to retain the existing index. Other factors being equal, the indexing system, and any orders amending the index, may tend to increase transportation costs or reduce wellhead prices for crude oil. However, the Registrant does not believe that these regulations affect it any differently than other natural gas producers, gatherers, and marketers.

         d)   Environmental Regulations.

              The anticipated operations by the Development Subsidiary (or by the Registrant through its subsidiary(ies)) will be subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Public interest in the protection of the environment has increased dramatically in recent years. Offshore drilling in some areas has been opposed by environmental groups and, in some areas, has been restricted or eliminated. To the extent laws are enacted or other governmental action is taken that prohibits or restricts offshore drilling or imposes environmental protection requirements that result in increased costs to the natural gas and oil industry in general, the Development Subsidiary's anticipated business and activities could be adversely affected.

              The Comprehensive Environmental Response, Compensation, and Liability Act, also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a hazardous substance into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under the Superfund law may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

              The contemplated operations of the Development Subsidiary will also be subject to regulation of air emissions under the Clean Air Act, and comparable state and local requirements. Implementation of these laws could lead to the gradual imposition of new air pollution control requirements on the Development Subsidiary's future operations. Therefore, the Registrant or the Development Subsidiary may incur capital expenditures in the future to upgrade air pollution control equipment. The Registrant does not believe that its operations would be materially affected by any such requirements, nor does the Registrant expect such requirements to be any more burdensome to us than to other companies involved in natural gas and oil exploration and production activities.

              In addition, legislation has been proposed in Congress from time to time that would reclassify some natural gas and oil exploration and production wastes as hazardous wastes, which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If Congress were to enact this legislation, it could increase the Development Subsidiary's operating costs, as well as those of the natural gas and oil industry in general. Initiatives to further regulate the disposal of natural gas and oil wastes are also pending in some states, and these various initiatives could have a similar impact on the Development Subsidiary. The Registrant believes that it will be able to substantially comply with all current and future applicable environmental laws and regulations.

              In accordance with industry practice, the Registrant intends to maintain insurance against some, but not all, potential risks and losses.
Presently, because the Registrant does not actively conduct oil or gas operations, it does not carry business interruption insurance for this industry. In the future, should the Registrant, through its Development Subsidiary, engage in oil and gas exploration and development, in the case of some risks, the Registrant or the Development Subsidiary may not be able to obtain insurance if the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect the Development Subsidiary and, possibly, the Registrant.

     3)  Acquisitions   of  Prospective  Oil  and  Gas  Properties;   Operations
Alliances.

         The Registrant intends that a proposed "Development Subsidiary" will be an independent natural energy provider and distributor which explores, develops, drills, and produces, including wholesale and retail sales of oil (and petroleum-related products and byproducts) and gas, in selected domestic markets.

         The Registrant, by and through the Development Subsidiary, will seek to pursue acquisition opportunities in the rapidly changing global energy markets, with the Development Subsidiary focusing on the operating segments of oil and gas exploration and development, by seeking to make significant financial investments in these industries using a portion of the proceeds from the Offering (See Item 5. describing the Registrant's limited offering pursuant to Rule 506 of Regulation D).

         In general, the Registrant expects to gather assets in the Development Subsidiary that will support both long-term growth and near-term earnings. The Registrant seeks to balance risk, return, timing of cash flow, and growth objectives by creating a complementary blend of operating assets in the Development Subsidiary. The Registrant is hopeful that Development Subsidiary's assets generate cash flow and earnings in the near term, while operating and administrative investments generally have a longer time to develop and mature before achieving expected cash flow and earnings. Also, the Development Subsidiary's passive lower-risk assets, such as its proposed plan to engage in royalty speculation from proven oil or gas reserves, serve to balance the higher risk associated with operating assets such as field oil and gas exploration, drilling, and production activities.

         Deregulation and new technologies that are available (and will continue to improve) for exploration and development, as well as growth in the demand in the United States (as the direct result of changing political climates and increased usage created by a bettering economy), will provide the opportunity for the Registrant to advance in the implementation and development of it operations. The development Subsidiary, once organized, will concentrate its acquisition activities in markets where it believes most of the best exploration and development opportunities will be in the next five years. All of the Development Subsidiary's contemplated acquisitions will have an established presence in their respective markets in order to access and better evaluate potential investment opportunities.

         When assessing acquisition opportunities, the Registrant (through its proposed Development Subsidiary) will identify oil and gas properties that demonstrate a need for executive, administrative, and operations infrastructure, including prospects for incremental growth that the Registrant believes will withstand potential short-term economic and capital turbulence. The Registrant expects that much of its new acquisition activity will be in domestic markets due to the current and anticipated growth in required oil and gas consumption in the regions in which it anticipates it will maintain a presence.

         Generally, the Registrant will seek to minimize risk in its acquisition projects by selecting alliance operatives with complementary skills, structuring long-term oil or gas sales contracts, arranging financing prior to the commencement of operations and contracting for adequate equipment and supplies. As the Development Subsidiary grows, its objective will evolve from being an equal partner to seeking to be the majority or sole owner of many or all of its properties.

         The Development Subsidiary will attempt to limit its financial exposure to each project and to mitigate development risk, interest rate risk, and operating risk, through the active use and application of contracts. In addition, project loan agreements are generally structured on a non-recourse basis. Further, the Development Subsidiary will structure its project financings and operations so that a default under one project's loan or operating agreement will have no effect on the loan or operating agreements of other projects or the Development Subsidiary's debt.

         It is expected that the Development Subsidiary's analysis of acquisition opportunities will be based on an in-depth assessment of the regulatory environment, expected growth in the exploration and development area, and related oil and gas opportunities. The only disadvantage will be the Development Subsidiary's lack of experience in the technical and operating aspects following its acquisition of each oil or gas property. When required, the Registrant or the Development Subsidiary will contract with its qualified advisors and operations alliance partners or consultants to assist in the acquisition and investment evaluation and project assessment and provide facility management and operation services, respectively.

         The Registrant, through the Development Subsidiary, will focus on multiple project acquisitions and development in a particular geographic area in order to minimize development and operating costs and maximize the value of existing and planned acquisitions. The development Subsidiary will seek to balance revenue and cost volatility associated with the development of oil and gas properties by an inexperienced operator with the stability of knowledge and experience to be provided by the development Subsidiary's operating alliance partners.

         As time progresses, after the Development Subsidiary maximizes on the use of any oil and gas property it acquires, or, if any oil or gas property that the Development Subsidiary proves to be unyielding and unprofitable, the Development Subsidiary (or the Registrant, in the event the Development Subsidiary fails to act) will seek opportunities to divest assets which are no longer strategically important or do not achieve profitability objectives.

C.   THE REGISTRANT'S PROPOSED ACQUISITION STRATEGY.

     As a part of the Registrant's overall restated business purpose and overall plan of operations, the Registrant intends to aggressively pursue an acquisition strategy to enhance its position in its current markets and acquire business entities and operations in new markets. The Registrant will focus its acquisition  strategy  on  candidates  that  either fit into or  complement  the
Registrant's current or contemplated operations. This will include the acquisition of other companies in the United States or internationally that are engaged in the Registrant's lines of business or proposed business and that can be efficiently consolidated into the Registrant's current operations.

     The Registrant's present strategy is to (i) acquire additional companies that are intended to supplement the Registrant's existing market presence as "tuck-in" acquisitions; and (ii) establish a significant presence in new markets or geographic areas through the acquisition of established regional competitors as "platform" acquisitions to be followed by additional "tuck-in" acquisitions.

     1) Platform Acquisitions. A "platform acquisition" is defined by the Registrant's senior executive management as one that creates a significant presence for the Registrant in a new geographic market or market segment. The Registrant intends, where possible, to make platform acquisitions by acquiring established companies that are engaged in business similar to those that are being conducted or planned to be conducted by the Registrant. In general, the Registrant intends to retain the management as well as the operating and administrative personnel of a platform acquisition in order to maintain continuity of operations and performance. The Registrant will seek to increase an acquired company's revenues and improve its profitability by integrating the acquired company into the Registrant's network. The Registrant believes that these acquisitions could provide significant inter-company cross-marketing opportunities by providing national and international services and support to what then would be subsidiaries on a more competitive and cost-effective basis. These acquisitions are also intended to provide a significant market presence from which additional "tuck-in" acquisitions can be undertaken.

     2) Tuck-In Acquisitions. A "tuck-in" acquisition will more likely occur in an existing market, will be smaller than a platform acquisition and will enable the Registrant to offer additional services, support, or expand into secondary markets within a region that is already served by the Registrant. In most
instances,   management   believes  that  the  operations  acquired  by  tuck-in
acquisition can be integrated into the Registrant's existing operations, resulting in the elimination of duplicative overhead, administrative, and operating costs and ultimately increasing operating margins and/or price competitiveness.

     3) Sustaining and Managing Growth. The Registrant proposes to undergo a period of rapid growth and there can be no assurance the Registrant will be sustained or managed successfully. This proposed growth would result in, or is expected to create, the need for additional capacity, new and increased responsibilities for management personnel, and added pressures on the Registrant's proposed operating and financial systems. While the Registrant believes it will have adequate personnel and management systems to manage its operations for the foreseeable future, there can be no assurances that these levels of facilities, personnel, and management systems would be sufficiently adequate to manage and sustain its proposed future growth. The Registrant's ability to manage its projected future growth effectively and to accomplish its overall proposed goals will depend on its ability to hire and retain qualified management and technical personnel. Competition for such personnel in the Registrant's respective industries is not high. If the Registrant is unable to manage growth effectively, or to hire and to retain qualified personnel, the Registrant's prospective business and projected operating results could be materially and adversely affected.

     4) Maintaining Independent Contacts To Develop Businesses. The Registrant's strategy for the development and commercialization of its business depends, in large part, upon the formation of collaborative arrangements with several collaborative partners. The Registrant must enter into these collaborations to successfully develop and commercialize its business. Such collaborations are necessary in order for the Registrant to: (a) fund the Registrant's existing subsidiary and operations; (b) fund the Registrant's new acquisitions; (c) seek and obtain regulatory approvals; and (d) successfully commercialize existing and future operations candidates.

         Only a limited number of acquisition candidates have been generated following the Registrant's proposed collaborations. None of these proposed collaborative product candidates have demonstrated that it can develop, or be commercially successful, with regard to their respective industries. Future and proposed collaborative arrangements may not be successful. If the Registrant fails to maintain its proposed collaborative arrangements or to enter into future additional collaborative arrangements, the Registrant's business, financial condition, and results of operations will be materially adversely affected.

         The Registrant's dependence on collaborative arrangements with third parties subjects it to a number of risks. Such collaborative arrangements may not be on terms favorable to the Registrant. Agreements with collaborative partners will typically allow partners significant discretion in electing whether to pursue any of the planned activities. The Registrant cannot control the amount and timing of resources its collaborative partners may devote to the product candidates. The Registrant's proposed partners may not perform their obligations as expected. Business combinations or significant changes in a collaborative partner's business strategy may adversely affect a partner's willingness or ability to complete its obligations under the arrangement. Even if the Registrant fulfills its obligations under any such proposed collaborative agreement, the Registrant's proposed partner can terminate the agreement at any time following proper written notice. If any collaborative partner were to terminate or breach the Registrant's agreement with it, or otherwise fail to complete its obligations in a timely manner, the Registrant's business, financial condition, and results of operations may be materially adversely affected. If the Registrant is not able to establish further collaborative arrangements or any or all of the Registrant's existing collaborative arrangements are terminated, the Registrant may be required to seek new collaborative arrangements or to undertake product development and commercialization at the Registrant's expense. Such an undertaking may: (a) limit the number of candidates that the Registrant will be able to develop and commercialize; (b) reduce the likelihood of successful business introduction;
(c) significantly increase the Registrant's capital requirements; and (d) place additional strain on management's time.

         Existing or future collaborative partners may pursue alternative technologies, including those of the Registrant's competitors. Disputes may arise with respect to the ownership of rights to any technology or systems developed with any current or future collaborative partner. Lengthy negotiations with potential new collaborative partners or disagreements between the Registrant and its collaborative partners may lead to delays or termination in the research, development, or commercialization of product candidates or result in time consuming and expensive litigation or arbitration. If any of the Registrant's collaborative partners were to pursue alternative technologies or fail to develop or commercialize successfully any business candidate to which they have obtained rights from the Registrant, its business, financial condition, and results of operations may be materially adversely affected.

     5) Internal Growth and Increased Operating Efficiencies. The senior executive management and directors of the Registrant are currently evaluating potential acquisitions and are considering the implementation of a formalized arrangement that requires prospective candidates or prospective collaborative partners to operate within strict quality controlled procedures utilizing the Registrant as the monitoring system, creating an additional revenue source for the Registrant. Management is considering creating a clearinghouse arrangement that would utilize a system of debits and credits to collect and disburse fees from and to its subsidiaries in order to equalize the economic benefits among the subsidiaries.

         The senior executive management of the Registrant believes that accurate and centralized accounting is critical to maintaining consistent margins. These aspects, finance and accounting, of the Registrant's proposed operations would be largely controlled by the Registrant as opposed to turning over such responsibilities to independent contractors or collaborative partners. The management of the Registrant believes that dedicated attention to detail by the Registrant is essential to the efficient operation of the Registrant.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

A. Directors, Proposed Directors, Officers, and Proposed Officers of Registrant; New Committees of the Registrant's Board of Directors.

     As the result of acquisition of USMetals, the Registrant's stockholders have elected certain individuals to become directors and executive officers and the Registrant's shareholders have nominated certain individuals to serve as proposed executive officers and proposed directors. (The Registrant's existing directors and officers are included in the table below, in addition to the newly elected directors and newly appointed officers. Individuals identified as proposed officers and proposed directors will begin to serve the Registrant as soon as is practicable.)

     The following table sets forth, for the directors, executive officers, proposed directors, and proposed executive officers of the Registrant, (i) their names, addresses and ages at May 27, 2002, (ii) their respective positions with the Registrant, (iii) the number of shares of Common Stock the Registrant expects to be beneficially owned by its directors and executive officers, (iv) the percentage of outstanding shares such number will represent, and (v) the number of shares subject to warrants and options the Registrant may expect the officers and directors to receive.

                                     Percentage of Shares Before
Name and Address of                        Acquisition/After       Shares Subject to    Total Number
Individual and Position       Age            Acquisition               Options           of Shares
-----------------------       ---    ---------------------------   -----------------    ------------
Robert Dultz                  60                0%/                  650,000(1)          19,997,000
c/o USCorp                                     78.0%
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

Larry Dietz                   48                .22/                     -                   51,000
c/o USCorp                                      .20
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

Spencer Eubank                50                .17/                     -                  230,750
c/o USCorp                                      .90
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

Carl O'Baugh                  71                .05/                     -                   50,250
c/o USCorp                                      .20
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

                                     Percentage of Shares Before
Name and Address of                        Acquisition/After       Shares Subject to    Total Number
Individual and Position       Age            Acquisition               Options           of Shares
-----------------------       ---    ---------------------------   -----------------    ------------
Don Brown                     51                 0/                      -                   50,000
c/o USCorp                                      .20
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

Tom Owens                     50                 0/                      -                   10,000
c/o USCorp                                      .04
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

Michael Love                  50                 0/                      -                   50,000
c/o USCorp                                      .20
Suite 204
4535 West Sahara Avenue
Las Vegas, Nevada  89102

     (1) Non-Offering Options. The options granted to the individuals identified by this reference are options related to the issuance of the Registrant's stock to be issued under the Registrant's 2002 Directors and Officers Stock Option Plan.


     The following are brief biographical summaries of each of the Registrant's directors, proposed directors, executive officers, and proposed executive officers.

     1)  Executive Officers and Directors.

         a) Robert  Dultz,  age 60, is  Chairman of the Board,  Chief  Executive
Officer, and the Principal Stockholder of the Registrant. Mr. Dultz is responsible for coordinating and directing the Registrant's Board of Directors, and chairing the direction of the Registrant. Specializing in finance, Mr. Dultz has acted as an investor and consultant for longer than the past 10 years. He has served on the boards of a number of publicly traded companies and on the boards of a number of privately held companies nationally and internationally. Mr. Dultz has worked with multi-million dollar budgets. He has been responsible for over $150 million dollars in real estate development and investment.

         b) Larry Dietz, age 48, is President and Director of the Registrant. Mr. Dietz is in charge of Land Management and Development. Mr. Dietz brings to the Registrant a seasoned expertise in the field of mining, as well as an extensive knowledge of the entire mining industry in the western United States and especially in the State of Arizona. He is responsible for managing the properties owned or under the control of the Registrant as well as identifying additional properties for the Registrant to acquire and/or lease for the purpose of developing their mineral resources. While in the U.S. Navy he had a Top Secret/Crypto security clearance. He attended the University of Nebraska School of Technology and Agriculture where he earned a degree in Drafting, Surveying and Soil Science. He has been a consultant to the mining industry since 1982 as President of Dietz and Associates. He authored and released the updated, corrected and expanded versions of the Arizona Mineral Industry Location System
(MILS) which is a database system for use on micro computers identifying all known mineral occurrences in Arizona. Mr. Dietz also developed and released Mineral Databases from the U.S. Bureau of Mines for the western U.S., as well as a program called DLG1-2 which consists of the Digital Line Graph (DLG) data at a scale of 1:250,000 for the entire U.S. providing graphic displays of the mineral data for use on micro computers. Mr. Dietz is approved by the U.S. Department of Justice to provide title evidence and abstracts for both surface and mineral rights to lands located in the State of Arizona, and his Land Status Reports are recognized by the Vancouver Stock Exchange. He is registered as an Expert Witness with the Technical Advisory Services for Attorneys. He is currently an associate member of the Society of Mining Engineers of the American Institute of Mining, Metallurgical and Petroleum Engineers. Mr. Dietz is also proficient in the use of computers, database, word-processing, CAD, graphics and communications software.

         c) Carl W. O'Baugh, age 71, is Vice President and Director of the Registrant. Mr. O'Baugh is a past President of American Metals and Minerals, Inc., a Nevada Company which owned mining claims in central Arizona. He was President of Golconda Gems, Inc., from 1973 to 1985, a wholesale gem cutting, importing and distribution company with operations in the United States and Mexico. Mr. O'Baugh has served on the Boards of several public Companies and brings to the Registrant his knowledge and experience concerning gems, minerals and metals, as well as his wholesale, retail marketing and import-export expertise. Mr. O'Baugh has demonstrated his capabilities in effective senior corporate management and, in general, in business, by employing over 200 persons and directing the affairs of a corporation capable of sustaining that number of employees.

         d) Spencer Eubank, age 50, is Secretary, Treasurer and Director of the Registrant. Mr. Eubank is responsible for maintaining the records of the Registrant and works closely with the senior executive management of the Registrant in day-to-day operations. Mr. Eubank has served on the boards of several public, private and not-for-profit companies as an officer and director including Pla.Net.Com, Inc. (February 1997 to July 1999) and EssxSport Corp. (January 1996 to March 1998). Mr. Eubank is the owner of an independent research and consulting service. Mr. Eubank has degrees in Theology (B.Th., 1985) and Sociology (B.A., 1988). For 10 years, Mr. Eubank worked in various capacities for not-for-profit organizations, which served disadvantaged and developmentally disabled adults in the greater Los Angeles area, and for over 10 years participated in the general employ and management of retail grocery and department stores.

     2)  Proposed Directors.

         a) Tom Owens, age 50 is a Director for the Registrant. Mr. Owens is the owner of a private company that provides investigation services throughout the country. In the Los Angeles area he conducted investigations for Rodney King's defense and most recently for several victims of the Rampart Division scandal. Mr. Owens served four tours of duty in Vietnam with the U.S. Marines. He most recently served his country as the Army's Communications Officer in the occupation of Bosnia-Herzegovina. Mr. Owens is a retired Captain in the US Army. He is also a retired Captain in the Los Angeles Police Department. While with the LAPD Mr. Owens was involved in every major case from the Charles Manson Tate-LaBianca murders to O.J. Simpson's trial. Mr. Owens is the author of the book "Lying Eyes." Mr. Owens will serve the Registrant as an independent Director and on the Registrant's Audit Committee.

     3)  Proposed Officers.

         a) Michael Love, age 50, is proposed to serve as a Vice-President of the Registrant. Mr. Love has demonstrated his capabilities as a corporate executive with more than 25 years of progressive high-level professional domestic and international business experience. Mr. Love has demonstrated a proven ability to develop new business and maintain existing business using thorough industry knowledge. From 1976 to 1983 Mr. Love was an Account Executive with MuniciCorp of California, Merrill, Lynch, Pierce, Fenner & Smith and Smith Barney, Harris & Upham trading municipal bonds and equities with annual gross volume from $200 million to over $800 million. From 1983 to 1988 Mr. Love was the CEO of North Star Metals and North Star Metals Development Corp. in Los Angeles. While with North Star Metals, he traded in minor metals, negotiated international contracts in amounts of $200 million, raised $25 million to fund a development project and developed an investment sales training program for account executives. From 1988 to 1992 he was the CEO of CML Promotions. Mr. Love promoted boxing, 6 world title fights, including Tubbs vs. Tyson in Tokyo. He also negotiated contracts for fights in the U.S. and internationally in the amount of $40 million. In 1997 and 1998 Mr. Love served as Chairman of The African Times Newspaper. As Chairman he was able to increase worldwide distribution by 300%, increase advertising revenue by 200%, increase circulation by 100% within the first six months, and he raised $2 million through international events. Mr. Love has been an exceptional producer, raising more than a billion dollars and generating revenue in excess of $10 million for various projects in the fields of fundraising, municipal bonds, commodity trading, marketing of investment and high tech products, real estate sales and acquisitions, sports promotions and newspaper operations. Mr. Love is a board member of The African Times Newspaper, a member of the Minor Metals Trader Association (Western Europe), and a former board member of Archie Moore's "Any Body Can" Foundation. In addition, Mr. Love will serve on the Registrant's Audit Committee.

         b) Donald Brown, age 51, is proposed to serve as a Vice-President of the Registrant. Mr. Brown's primary area of responsibility will be to manage and direct the proposed oil and gas development subsidiary and to advise the Board of Directors regarding oil and gas business matters. Mr. Brown most recently served as President of International Energy and Resources, Inc. ("IERI") from January 2001 through March 2002. From April 1999 to January 2001, Mr. Brown served PetroQuest Exploration, Inc. as Vice President. Mr. Brown founded two successful construction companies: D.E. Brown Construction in Buffalo, New York, which he ran from 1971 until its sale in 1981, and Custom Cabinets & Interiors, Inc., in Dallas, Texas, which he ran from 1982 until 1989. From 1989 to 1991, he worked in sales for B & R Builders, Inc. In 1991, Mr. Brown entered the oil and gas industry, working for Kinlaw Petroleum Company, Inc., until 1992, and for Gibraltar Securities, Inc. as Vice President of Investor Relations until the end of 1992. While with Gibraltar Securities Mr. Brown held Series 22 and Series 63 licenses. Also in 1992, he started H. Moon Resources, Inc., which drilled wildcat and development wells, primarily in West Texas, until its sale in 1995. After the sale of his company, he joined TBX Resources, Inc. as Vice President from 1996 to 1997, and Thor-Max Resources, Inc. as Vice President from 1997 to 1999. Mr. Brown has also been involved in music, having a successful career since 1971, which included performing and music production and engineering for several albums. Mr. Brown enjoys performing and recording music in his home studio as a hobby. He has also been a licensed fitness and nutritional consultant since 1994.

     4) Committees of the Board of Directors.

         The  Registrant  has   established  the  following   committee.   Other
committees may be established as needed, depending on the progress and extent of the Registrant's operations.

     5)  Audit and Compliance Committee.

         The Registrant's Audit and Compliance Committee will recommend to the Board of Directors the independent public accountants to be selected to audit the Registrant's annual financial statements and will approve any special assignments given to them. The Committee will also review the planned scope of the annual audit, any changes in accounting principles, and the effectiveness and efficiency of the Registrant's internal accounting staff. Additionally, the Committee will provide oversight to the Registrant's compliance staff for adherence with regulatory rules and regulations. The Committee will also establish appropriate levels of directors and officers insurance and blanket bond insurance. The members of the Committee will include Mr. Eubank, Mr. Dultz, Mr. Owens, and Mr. Love. The members of the Committee will be compensated at the rate of $1,000.00 per meeting, regardless of the method that was used to conduct the meeting (i.e., in person, by mail, by telecopier, electronically, or by telephone).

B.  Registrant's Election to Change its Standard Industrial Classification Code.

     As the result of the Registrant's recently adopted and diversified plan of operations (including the acquisition of USMetals discussed hereinabove), the Registrant has elected to change its Standard Industrial Classification Code from 7829 to 6719.

     At the present time, the Registrant believes itself exempt from the Investment Holding Company Act of 1940 and the corresponding Nevada statutes by relying on certain exemptions. The Registrant intends on maintaining its exempt status, however, there is no guarantee it will do so. The exemptions may be modified and/or abolished by government agencies responsible for rule making, though the Registrant is not aware of any attempts to do so.

     In the event that the Registrant loses its exempt status, the Registrant's plan will be to correct the problem either by modifying the corporate structure or by applying for the appropriate licenses. If the Registrant shall be required to comply with the Investment Company Act of 1940, it will significantly increase the legal, accounting, and administrative expenses of the Registrant, and, thus, may materially and adversely affect the business and financial position of the Registrant.

C. Registrant's Adoption of a Stock Option Plan; Issuance of Shares to Officers and Directors.

     At a special meeting of the Registrant's Stockholders and Board of Directors on May 1, 2002, the Registrant adopted a stock option plan that provides it with the flexibility to grant stock incentives described in this section of this report to its key employees, officers, directors, consultants, and advisers for the purpose of giving them a proprietary interest in, and to encourage them to remain in the employ or service of, the Registrant. The Registrant's Board of Directors has reserved up to 2,045,356 shares of its Common Stock for issuance through options that may be granted under the 2002 Directors and Officers Stock Option Plan (the "Stock Option Plan"). However, the number of shares of the Registrant's Common Stock reserved for issuance under the Stock Option Plan will never exceed 10% of the Registrant's then outstanding shares.

     (It should be noted; the Registrant is also conducting a limited offering under Rule 506 of Regulation D, which is more fully described hereinbelow. The limited offering would significantly effect the number of shares the Registrant would be eligible to reserve under its 2002 Directors and Officers Stock Option Plan. However, unless otherwise stated in the Registrant's limited offering circular, it is presently contemplated that only 2,045,356 shares of the Registrant's Common Stock will be reserved for issuance if the Registrant only attains the minimum Offering of $5,000, (5,000 shares) while 3,145,356 shares of the Registrant's Common Stock will be reserved for issuance if the maximum Offering of 11,000,000 Shares is attained. The number of shares reserved for issuance may change in the event of a stock split, recapitalization or similar event as described in the Stock Option Plan.)

     Administration. It is expected that a committee of the Registrant's Board of Directors, which will be comprised of at least one non-employee director, will administer the Stock Option Plan. The Registrant's Board of Directors will consider the standards contained in both Section 162(m) of the Internal Revenue Code of 1986, as currently in effect and Rule 16b-3 under the Securities Exchange Act, when appointing members to the committee. The Committee and the Registrant's Board of Directors will have the authority to grant awards under the Stock Option Plan, to determine the terms of each award, to interpret the provisions of the Stock Option Plan, and to make all other determinations that they may deem necessary or advisable to administer the Stock Option Plan.

     The Stock Option Plan permits the Committee of the Registrant's Board of Directors, to grant stock options to eligible persons. Options may be granted on an individual basis or to a group of eligible persons. Accordingly, the Committee or the Registrant's Board of Directors, will determine, within the limits of the plan, the number of shares of the Registrant's Common Stock subject to an option, to whom an option is granted and the exercise price and forfeiture or termination provisions of each option. A holder of a stock option generally may not transfer the option during his or her lifetime.

     Option Terms. The plan provides for incentive stock options and non-qualified stock options. The committee or the Registrant's Board of Directors will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option and the option will be evidenced by an agreement describing the material terms of the option.

     The committee or the Registrant's Board of Directors will determine the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of the Registrant's Common Stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of the Registrant's outstanding Common Stock. When the incentive stock option is exercised, we will be entitled to place a legend on the certificates representing the shares of Common Stock purchased upon exercise of the option to identify them as shares of Common Stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may be greater than, less than or equal to the fair market value of the Common Stock on the date that the option is awarded, based upon any reasonable measure of fair market value. The committee may permit the exercise price to be paid in cash or by the delivery of previously owned shares of Common Stock, and, if permitted in the applicable option agreement, through a cashless exercise executed through a broker or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

     The committee or the Registrant's Board of Directors will also determine the term of an option. The term of an incentive stock option or non-qualified stock option may not exceed ten years from the date of grant, but any incentive stock option granted to a participant who owns more than 10% of the Registrant's outstanding Common Stock will not be exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant's employment terminates, an incentive stock option will terminate and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year will be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of the Registrant's Common Stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering more than $100,000 worth of the Registrant's Common Stock first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

     Termination of Options. The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with the Registrant, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Registrant. An agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The committee or the Registrant's Board of Directors, may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

     Reorganizations. The plan provides for an appropriate adjustment in the number and kind of shares subject to unexercised options in the event of any change in the outstanding shares of the Registrant's Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of some types of corporate reorganizations, the committee or the Registrant's Board of Directors, may, within the terms of the plan and the applicable agreement, substitute, cancel, accelerate, cancel for cash or otherwise adjust the terms of an option.

     Amendment and Termination of the Plan. Our Board of Directors has the authority to amend or terminate the plan. Our Board of Directors is not required to obtain shareholder approval to terminate the plan or, generally, to amend the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. However, any action by the Registrant's Board of Directors may not adversely affect the rights of a holder of a stock option without the holder's consent.

     Federal Income Tax Consequences. The following discussion outlines generally the Federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding Federal income tax treatment under the plan.

     Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option, nor will he or she be taxed when exercising all or a portion of their option. Instead, the participant will be taxed when he or she sells the shares of Common Stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Registrant's Common Stock and the amount for which he or she sells the stock. If the participant does not sell the shares of the Registrant's Common Stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, the gain will be a capital gain and we will not get a corresponding deduction. If the participant sells the shares of the Registrant's Common Stock at a gain before that time, the difference between the amount the participant paid for the stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and we will be entitled to a corresponding tax deduction. If the participant sells the shares of the Registrant's Common Stock for less than the amount he or she paid for the stock prior to the one or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

     Non-Qualified Options. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Registrant's Common Stock on the date the option is exercised over the price paid for the stock, and we will then be entitled to a corresponding deduction.

     Depending upon the time period for which shares of the Registrant's Common Stock are held after exercising an option, the sale or other taxable disposition of shares acquired by exercising a non-qualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.

     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by selling back to us shares of the Registrant's Common Stock already held by the participant and to a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

D. Registrant's Limited Offering Pursuant to Rule 506 of Regulation D.

     The Registrant will be offering $20,000,000 of its Common Stock through a dual platform integrated offering to be conducted in two stages. In the first stage (the "First Offering"), the Registrant will be offering 5,000,000 shares of its Common Stock at $1.00 per share (the "First Shares"). Although there is no minimum amount to be sold, there is a minimum purchase of shares required in the First Offering, which are 5,000 shares per prospective investor. In the second stage (the "Successive Offering"), the Registrant will be offering 6,000,000 shares of its Common Stock at $2.50 per share (the "Second Shares"). (The First Shares and the Second Shares are referred to collectively as the "Shares" throughout this report.) The Shares are being offered directly by the Registrant and the Registrant does not expect to use the services of a broker-dealer, however, the Registrant reserves the right to utilize any legal means to offer the Shares hereby offered.

     The entire offering (the "Offering," when hereinafter the First Offering and the Successive Offering are referred to collectively) is a "best-efforts," no-minimum integrated Offering (other than the requirement by the Registrant for prospective investors to purchase a minimum number of Shares in one purchase), and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered in this report. The
Registrant contemplates closing the Offering on or about November 19, 2002. However, the Registrant reserves the right to terminate the Offering without notice at any time prior to the sale of all the Shares offered in the report. The Registrant may sell Shares from time to time in one or more transactions, in the First Offering, at a minimum price of $1.00 per share, and the Successive Offering at $2.50 per share.

     The Registrant may close the transaction at any time. No Shares will be sold after the earlier of the sale of $20,000,000.00 of Shares or the Offering Termination Date. The Offering may be extended for an additional 60 (sixty) days by the Registrant, however the Registrant may terminate the Offering on any date prior to the Offering Termination Date.

     The Registrant is offering the Shares in reliance upon certain exemptions from the registration and qualification requirements of Federal and various states' securities laws. Utilization of these exemptions results in a lack of liquidity. For this reason, offers and sales of the Shares will be made only to a limited number of persons in accordance with Regulation D of the Securities Act of 1933. The Offering is being made only to persons who satisfy the economic prerequisites set forth below and who represent in writing that they have (either alone or in conjunction with a Purchaser Representative) such knowledge and experience in financial and business matters generally, and in investments of this nature in particular, that they are capable of evaluating the merits and risks of an investment in the Registrant, and are Suitable Investors (see "Suitability of Investors"). The maximum number of subscribers who are not Accredited Investors (as defined by Rule 501 of Regulation D as promulgated under the Securities Act) will not exceed 35.

     An investment in the Shares is suitable only for persons who have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in their investments.

     Shares will be sold only to Suitable Investors who represent that they are purchasing the Shares for themselves, for investment purposes only, and not with a view to resale or distribution.

     There is no market for the Shares and there are significant restrictions on their transferability, including the requirement imposed by 17 CFR 230.506. No public market in the Shares is likely to develop. The Shares have not been registered under the Securities Act of 1933 or the Securities Exchange Act of 1934, or under the securities' laws of any state, and, therefore, cannot be sold by an investor unless either they are subsequently registered with the Commission and pursuant to any applicable state laws or, in the opinion of counsel acceptable to the Board of Directors, exemptions from such registration requirements are available. Accordingly, purchasers of Shares must bear the economic risk of an investment in the Shares for an indefinite period of time.

     The Registrant must have reasonable grounds to believe that a prospective investor satisfies the criteria described below and will require prospective investors to submit information detailing their financial status and experience in investments of this nature. The Shares are offered subject to prior sale and to the right of the Registrant to accept or reject subscriptions in whole or in part. Similar suitability standards will be applied to any resale of the Shares.

     1)  Use of Proceeds.

         The Offering circular advises prospective investors that after reviewing the portion of the Offering that allocates the payment of Offering expenses, and to the immediate payment to the management of any salaries (either current or accrued), reimbursements, past salaries, or similar payments, a prospective investor should consider whether the remaining portion of his or her investment, which would be that part available for future development of the Registrant's business and operations, would be adequate.

         Proceeds from the Offering will not be held in escrow. The Commission should be aware that all funds received from the proceeds of this offering will immediately be available for use by the Registrant, in its sole discretion.

         The anticipated net proceeds from the Offering and their designated uses and applications are the Registrant's estimates. The final expenses can vary significantly from the actual amounts stated herein. If the actual expenses exceed these projections, or the Registrant's estimates, then, and in such case, the Registrant reserves the right, in its sole discretion, to apply a reasonable percentage of the funds from the working capital reserve (that the Registrant expects to set aside from the proceeds hereof) for any purpose it may deem necessary in furtherance of the Registrant's overall objectives as they are set forth herein.

         In the event the Registrant is able to sell only the Minimum Total of the Shares in the Offering, the Registrant will apply the proceeds to USMetals thereupon.

         Depending upon the amount of the proceeds received from the First Offering or the Successive Offering, the Registrant will, in proportionate percentages apply the funds from the Minimum Total to the Maximum Total, as follows: the proceeds following the amounts provided for capital expenditures for USMetals, then to the development of the Registrant's proposed oil and gas operations (including speculation in oil and gas royalties), then to the salaries and administrative fees and expenses, then to legal and accounting, and then to acquisition development. The Registrant will reserve a reasonable percentage of the proceeds from the Offering to working capital and contingencies.

         The Registrant anticipates immediately expending all proceeds from the Offering. The actual amount expended to finance any category of expenses may be increased or decreased by the Registrant's Board of Directors, in its discretion, if required by the Registrant's operating expenses or if a reapportionment or redirection of funds, including acquisitions consistent with the Registrant's business strategy, is deemed to be in its best interest.

         Pending the use or application of any part of the proceeds from the Offering as set forth above, the Registrant may invest all or a portion of such proceeds in short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest bearing deposits in major banks.

--------------------------------------------------------------------------------
         It should be noted that the Registrant, in its sole discretion, may accept lesser amounts from one or more investors.
--------------------------------------------------------------------------------

         The following table shows the Registrant's intended application of the Use of Proceeds as a percentage of the gross proceeds received from an adjusted minimum of 10% of the First Offering to the maximum of 100% for the First Offering.

                                Intended Use of Proceeds from the First Offering.
                         (Proceeds from the Offering Based on a Percentage of Shares Sold.)

                                   10%             25%               50%               75%                100%
                               -----------    -------------     -------------     -------------       -------------
Gross Proceeds                 $500,000.00    $1,250,000.00     $2,500,000.00     $3,750,000.00       $5,000,000.00

Commissions and Related        $100,000.00     $ 250,000.00       $500,000.00       $750,000.00       $1,000,000.00
  Selling Fees
USMetals' Funding              $275,000.00     $ 812,500.00     $1,625,000.00     $2,437,500.00       $3,250,000.00
Salaries and                    $75,000.00     $ 187,500.00       $375,000.00       $562,500.00         $750,000.00
  Administrative Fees
Legal and SEC Filings           $50,000.00         -0-               -0-               -0-                 -0-

Total of Expenses              $500,000.00    $1,250,000.00     $2,500,000.00     $3,750,000.00       $5,000,000.00


     The following table shows the Registrant's intended application of the use of proceeds as a percentage of the gross proceeds received from an adjusted minimum of 10% of the Successive Offering to the maximum of 100% for the Successive Offering.

                                Intended Use of Proceeds from the Successive Offering.
                           (Proceeds from the Offering Based on a Percentage of Shares Sold.)

                                  10%             25%               50%               75%                100%
                             -------------    -------------     -------------    --------------      --------------
Gross Proceeds               $1,500,000.00    $3,750,000.00     $7,500,000.00    $11,250,000.00      $15,000,000.00

Commissions and Related        $300,000.00      $937,500.00     $1,500,000.00     $2,250,000.00       $3,000,000.00
  Selling Fees
USMetals' Funding              $825,000.00    $1,375,000.00     $3,125,000.00     $5,000,000.00       $6,250,000.00
Oil and Gas Development              -0-        $500,000.00     $1,000.000.00     $1,200,000.00       $1,800,000.00
Salaries and                   $225,000.00      $562,500.00     $1,125,000.00     $1,687,500.00       $2,250,000.00
  Administrative Fees
Legal and SEC Filings                -0-              -0-               -0-                -0-          $200,000.00
New Acquisitions and           $150,000.00      $375,000.00       $750,000.00     $1,112,500.00       $1,500,000.00
  Corporate Development

Total of Expenses            $1,500,000.00    $3,750,000.00     $7,500,000.00    $11,250,000.00      $15,000,000.00


                  The amounts set forth above represent the Registrant's best estimate for the use of the net proceeds from the Offering, in view of current circumstances. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of additional businesses and/or market acceptance for the Registrant's existing or contemplated business enterprises. The "Salaries and Administrative Fees" section set forth in each of the above tables represents sums that, in the case of salaries, will be paid for accrued and current wages and for incentive and performance bonuses; and, in the case of administrative fees, will be reserved for disbursement to the Registrant in order to cover certain administrative expenses related to the Registrant's subsidiaries. Any reallocation of the net proceeds of the Offering will be made at the discretion of the Registrant's Board of Directors but will be a part of its strategy to further develop its business(es) or its subsidiaries. The Registrant's working capital requirements are a function of its future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. The Registrant may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that it will be able to make these arrangements in the future should the need arise.

         Pending the Registrant's use of the net proceeds from the Offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.

         The net proceeds from the Offering, together with internally generated funds and funds-on-hand at the time of the Offering are expected to be adequate to fund the Registrant's working capital needs for at least the next six (6) months.

         The accounting and legal expense item includes the costs incurred for outside professional services associated with the Offering. The amount of these expenses the Registrant will expect to incur for such services rendered in connection with the Offering is estimated at $250,000. These amounts will be paid from the proceeds of the Offering. The miscellaneous expense item includes the costs the Registrant expects to incur in establishing and conducting its marketing program for the Shares, printing and copying of the Offering circular, other miscellaneous costs including supplies and various costs associated with offering the Shares. There are slight rounding differences between the sum of the percentages and the actual percentage achieved from dividing the total dollar amount of Offering expenses by the total dollar amount of the Offering proceeds.

         The maximum net proceeds the Registrant expects to realize from the Offering, after allowance for estimated expenses the Registrant incurs and disburses in connection with the Offering will be $16,000,000, if the maximum numbers of shares are sold.

         Although these are the Registrant's present intentions, the actual uses may vary depending upon economic conditions and other factors, including the results of future operations. Factors that could affect the application of proceeds include charges for third party services that exceed the Registrant's estimates, and/or initial results that reduce or increase the amount of services that are necessary to execute the Registrant's strategies. Pending the specific application of the net proceeds of the Offering, funds will be invested in interest bearing certificates of deposit or treasury certificates and/or mutual funds.

     2)  Determination Of Offering Prices.

         The respective  offering prices for the First Shares and Second Shares,
respectively,   were  determined   arbitrarily  by  the  Registrant's  Board  of
Directors.

     3)  Plan Of Distribution.

         The Offering of the Shares will be made on a "self-underwritten" basis, which means the Registrant will sell shares through its officers, directors, or through qualified purchaser representatives, without an underwriter. The Offering will be made on a continuous basis until approximately November 19, 2002, when the Offering will end. Any extensions to the Offering will be made by the Registrant's Board of Directors. The gross proceeds from this offering will be $20,000,000 if all the Shares offered are sold. The Registrant reserves the right to pay commissions or other qualified and eligible fees directly or indirectly to any person or firm in connection with the Offering.

         If the Registrant elects to offer its Shares through one of its officers or directors, then, and in such case: the officer or director will not be paid a commission from the sale of any shares, nor will any such officer or director register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the Registrant's securities and not be deemed to be a broker-dealer. The conditions are that:

         a) The person will not be subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and,

         b) The person will not be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

         c) The person will not, at the time of their participation, be an associated person of a broker-dealer; and,

         d) The person will meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (1) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (2) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (3) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

         None of the Registrant's officers or directors would be subject to disqualification; they are not being compensated; and, they are not associated with a broker-dealer. Each of them will continue to serve as an officer or director, respectively, at the end of the Offering and have not been during the last 12 months, and are currently not a broker-dealer or an associated person of a broker-dealer. If the Registrant's officers or directors offer the Shares, then they intend to contact persons with whom they have had a past, or they have a current, personal or business relationship and solicit them to invest in the Offering.

E.   Amendment to Registrant's Capital Structure.

     The Registrant adopted an amendment to its Articles of Incorporation; whereby, the Registrant is authorized to issue preferred stock.

     Therefore, the Registrant's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $0.01 par value per share, of which 25,613,567 shares were outstanding as of the date of this report. The holders of shares of common stock are (i) entitled to one vote for each share on all matters to be voted on by the stockholders, (ii) have no cumulative voting rights, (iii) are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Registrant's Board of Directors, in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Registrant, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Registrant's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

     1)  Preferred Stock.

         The Registrant's Articles of Incorporation now authorizes the issuance of 10,000,000 shares of Preferred Stock, $0.10 par value per share, of which no shares were outstanding as of the date of this report. The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. The preferred stock is convertible into the Registrant's common stock at the ratio of 1:8, and the Registrant's board of directors have not yet designated the number of votes that holders of the Registrant's preferred stock are entitled to per one share of Preferred Stock held by any holder thereof.

         a)   Authorized Board Actions.

              The Registrant's Board of Directors, subject to the provisions of the Registrant's Articles of Incorporation, and limitations imposed by law, is authorized to:

              1.  adopt resolutions;

              2.  to issue the shares;

              3.  to fix the number of shares;

              4.  to change the number of shares constituting any series; and

              5.  to provide for or change the following:

                    (a)  the voting powers;

                    (b)  designations;

                    (c)  preferences; and

                    (d) relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

                         (1) dividend rights (including whether dividends are cumulative);

                         (2)  dividend rates;

                         (3) terms of redemption (including sinking fund provisions);

                         (4)  redemption prices;

                         (5)  conversion rights; and

                         (6) liquidation preferences of the shares constituting any class or series of the Preferred Stock.

              In each of the listed cases, the Registrant will not need any further action or vote by the stockholders.

              One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Registrant by means of a tender offer, proxy contest, merger, or otherwise, and thereby to protect the continuity of the Registrant's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred Stock issued by the Registrant may rank prior to the Common Stock as to dividend rights, liquidation preference or both may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

     2)  Nevada Laws.

         The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

         a)   20 to 33-1/3%,
         b)   33-1/3 to 50%, or
         c)   more than 50%.

         A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the Registrant. The Registrant's Articles of Incorporation and Bylaws do not exempt the Registrant's Common Stock from the Control Share Acquisition Act.

         The Control Share Acquisition Act is applicable only to shares of "Issuing Corporations" as defined by the Act. An Issuing Corporation is a Nevada corporation, which;

         a)   has  200  or  more  stockholders,   with  at  least  100  of  such
stockholders being both stockholders of record and residents of Nevada; and

         b)  does   business  in  Nevada   directly  or  through  an  affiliated
corporation.

         At this time, the Registrant maintains an office in Nevada and conducts its business from a location in Nevada; therefore, the provisions of the Control Share Acquisition Act apply to acquisitions of the Registrant's Shares but will not at such time as these requirements can no longer be met. The provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Registrant, regardless of whether such acquisition may be in the best interest of the Registrant's stockholders.

         The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Registrant. This Statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The Statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having:

         a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

         b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

         c) representing 10 percent or more of the earning power or net income of the corporation.

         An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the Statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

         a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

         b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

         c)  if  higher  for  the  holders  of  Preferred   Stock,  the  highest
liquidation value of the Preferred Stock.

     3)  Material Voting Arrangements.

         The Registrant does not presently utilize any form of material voting arrangements, either by its stockholders or by any of its directors.

F. Determination of Eligibility in Reliance of Rule 701 Securities Issued by USMetals.

     Any employee, officer, or director of, or consultant to, the Registrant who purchased or was awarded shares or options to purchase shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701 under the Securities Act, which permits Affiliates and non-affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this report. In addition, non-affiliates may sell Rule 701 shares without complying with the public information, volume and notice provisions of Rule 144. Certain matters pertaining to the issuance of shares of USMetals' common stock pursuant to an Employee Compensation Plan awarded to certain officers and directors of USMetals prior to its acquisition by the Registrant must be interpreted pursuant to an opinion of counsel to the Registrant.

     Securities Act Rule 701. If no class of the Company's securities is registered under Section 12 of the Exchange Act, then unless otherwise determined by the Committee, grants of Incentive Awards to "Rule 701 Grantees" (as defined below) and issuances of the underlying shares of Common Stock, if any, on the exercise or conversion of such Incentive Awards are intended to comply with all applicable conditions of Securities Act Rule 701 ("Rule 701"), including, without limitation, the restrictions as to the amount of securities that may be offered and sold in reliance on Rule 701, so as to qualify for an exemption from the registration requirements of the Securities Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. In accordance with Rule 701, each Grantee shall receive a copy of the Plan on or before the date an Incentive Award is granted to him, as well as the additional disclosure required by Rule 701 (e) if the aggregate sales price or amount of securities sold during any consecutive 12-month period exceeds $5,000,000 as determined under Rule 701(e). If Rule 701 (or any successor provision) is amended to eliminate or otherwise modify any of the requirements specified in Rule 701, then the provisions of this Section 7.8(b) shall be interpreted and construed in accordance with Rule 701 as so amended. For purposes of this Section 7.8(b), as determined in accordance with Rule 701, "Rule 701 Grantees" shall mean any Grantee other than a director of the Company, the Company's chairman, chief executive officer, president, chief financial officer, controller and any vice president of the Company, and any other key employee of the Company who generally has access to financial and other business related information and possesses sufficient sophistication to understand and evaluate such information.

     It is the opinion of Registrant's counsel, that, upon the occurrence of the share exchange described in Item 1 of this report, whereby USMetals becomes subject to the reporting requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934 (by becoming a wholly owned subsidiary of a reporting company, and thus, becoming subject to Section 13 or 15(d) of the Exchange Act), the shares issued under USMetals Employee Compensation Plan will be freely tradable in the public market, subject to Rule 144 volume limitations applicable to affiliates and lock-up agreements that may have been executed between the Registrant's stockholders and the Registrant.

     Under Rule 144(k), a person who is not deemed to have been one of the Registrant's affiliates at any time during the 90 days preceding the acquisition, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

G.   Employment Agreements Adopted by the Registrant and its Officers.

     As the result of certain actions taken and adopted by the Registrant's stockholders and directors at two special meetings of stockholders and directors, the Registrant has adopted Employment Agreements for the officers named hereinbelow. The following information describes the terms and conditions of the employment agreements, and other relative terms and provisions applicable to the employment of each officer, respectively, pursuant to each employment agreement. The employment agreements, although different for each individual officer, respectively, are substantially identical in form and substance and are subject to adequate capitalization of the corporation.

     1) Robert Dultz. Effective April 2, 2002, the Registrant entered into an employment agreement with Robert Dultz regarding Mr. Dultz's employment as chairman of the Registrant. Under the terms of the agreement, Mr. Dultz will receive a base salary of $250,000 per year, subject to annual increases in an amount the Registrant's Board of Directors shall determine appropriate of not less than 5% per year. The agreement provides that at the end of each year, Mr. Dultz will be entitled to receive a cash bonus, to be awarded by the

Registrant's Board of Directors, based on the Registrant's performance. The agreement also provides that the Registrant will grant Mr. Dultz an incentive stock option to purchase that number of shares of the Registrant's Common Stock with such number not to exceed 5% of the number of shares outstanding following completion of the Offering, at $0.50 per share. The option will vest over one year, with 25% becoming exercisable on the one-year anniversary of Mr. Dultz's employment, and with the remainder becoming exercisable over the next three years of continued employment. Mr. Dultz will also be provided with an automobile allowance of $1,000 per month and will be provided with initiation fees and monthly dues for one country club. Mr. Dultz will also be reimbursed for health, dental, and life insurance, in such amounts as Mr. Dultz and the Registrant deem to be appropriate upon Mr. Dultz's election to receive such coverage and to be reimbursed by the Registrant.

         The initial term of the employment agreement commenced on April 2, 2002, and will continue for a period of five years. At the end of the initial term of the agreement, and at the end of each year thereafter, the agreement will be extended for a successive one-year period unless one of the parties to the agreement notifies the other parties of his or its intent not to extend the agreement. Employment under the agreement may be terminated:

        a) by the Registrant for cause (as defined in the employment agreement);

        b) by Mr. Dultz if the Registrant breaches any material provision of the employment agreement or there is a material diminution in his duties or responsibilities; and

        c) in the event of Mr. Dultz's death or disability, in which all of his eligible benefits and vestings would be succeeded by his legal heir(s) or legatee(s).

         If the Registrant terminates Mr. Dultz's employment without cause or if Mr. Dultz terminates employment due to a material breach by the Registrant, the Registrant will be required to pay the compensation and provide the health and dental insurance coverage due under the agreement for a period of 24 months from the date of termination.

         In the event of a change in control of the Registrant, Mr. Dultz will be entitled, for a period of 90 days after the change of control, and at his election, to deliver notice to the Registrant of the termination of the employment agreement, whereupon we will be required to make a lump sum payment to Mr. Dultz in an amount equal to 20 times his then current compensation and benefits, including salaries, bonuses and all perquisites.

     2) Effective January 14, 2002, the Registrant entered into an employment agreement with Spencer Eubank, regarding Mr. Eubank's service as Executive Vice-President, Secretary, Treasurer, and a Director of the Registrant. Mr. Eubank's employment agreement has an initial term of five years. Following the expiration of its initial term, the employment agreement will be extended for successive one-year terms unless one of the parties provides notice of his intent not to extend the agreement. Under the employment agreement, Mr. Eubank is entitled to receive an initial annual base salary of $75,000, subject to annual increases in the discretion of the Registrant's Board of Directors. In addition, under his employment agreement, Mr. Eubank will receive an option to purchase shares of the Registrant's Common Stock. The options will distributively vest equally over three years, with 33% of the aggregate option becoming exercisable on each anniversary of continued employment. The remainder of the terms and provisions of the employment agreement will be substantially similar to the Registrant's employment agreement with Mr. Dultz. Mr. Eubank will be provided with a car allowance of $500 per month in addition to being reimbursed for health, dental, and life insurance.

     3) Effective January 14, 2002, the Registrant entered into an employment agreement with Larry Dietz, regarding Mr. Dietz's service as President and a Director of the Registrant. Mr. Dietz's employment agreement has an initial term of five years. Following the expiration of its initial term, the employment agreement will be extended for successive one-year terms unless one of the parties provides notice of his intent not to extend the agreement. Under the employment agreement, Mr. Dietz is entitled to receive an initial annual base salary of $75,000, subject to annual increases in the discretion of the Registrant's Board of Directors. In addition, under his employment agreement, Mr. Dietz will receive an option to purchase shares of the Registrant's Common Stock. The options will distributively vest equally over three years, with 33% of the aggregate option becoming exercisable on each anniversary of continued employment. The remainder of the employment agreement will be substantially similar to the Registrant's employment agreement with Mr. Dultz. Mr. Dietz will receive a car allowance in the amount of $500 per month in addition to being reimbursed for health, dental, and life insurance.

     4) Effective January 14, 2002, the Registrant entered into an employment agreement with Carl O'Baugh, regarding Mr. O'Baugh's service as Vice-President and a Director of the Registrant. Mr. O'Baugh's employment agreement has an initial term of five years. Following the expiration of its initial term, the employment agreement will be extended for successive one-year terms unless one of the parties provides notice of his intent not to extend the agreement. Under their respective employment agreements, Mr. O'Baugh is entitled to receive an initial annual base salary of $50,000, subject to annual increases in the discretion of the Registrant's Board of Directors. In addition, under his employment agreement, Mr. O'Baugh will receive an option to purchase shares of the Registrant's Common Stock. The options will distributively vest equally over three years, with 33% of the aggregate option becoming exercisable on each anniversary of continued employment. The remainder of the terms and provisions contained in the employment agreement will be substantially similar to the Registrant's employment agreement with Mr. Dultz. Mr. O'Baugh will receive a car allowance of $500 per month in addition to being reimbursed for health, dental, and life insurance.

H. Indemnification Agreements Adopted by the Registrant in Defense of its Officers and Directors.

     As the result of certain actions taken and adopted by the Registrant's stockholders and directors at a special meeting of stockholders and directors held on May 1, 2002, the Registrant has adopted Indemnification Agreements for each of its officers and directors. The following information describes the nature of the indemnification agreements, and other relative terms and provisions  applicable  to the  indemnification  offered  to  each  officer  and director pursuant to each indemnification agreement, respectively. The indemnification agreements, although different for each individual officer and director, respectively, are substantially identical in form and substance.

     1)  Indemnification of Officers and Directors.

         None of the Registrant's directors will have personal liability to the Registrant or to any of the Registrant's stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or to the Registrant's stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide for indemnification of the directors, officers, and employees of the Registrant in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Registrant if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Registrant. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

         The Registrant's officers and directors are accountable to it as fiduciaries, which means they are required to exercise good faith and fairness in all dealings that may affect the Registrant. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to the Registrant, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain Federal and state securities laws and regulations to recover damages from and require an accounting by the Registrant's management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in the Registrant in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Registrant.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the Shares being Offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     2) Statement on the Securities and Exchange Commission's Position on Indemnification.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the Shares being Offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     I. Change of SIC Code.

     The Registrant has changed its Standard Industrial Classification (SIC) Code to "1040" (Mining - Gold and Silver Ores et al.).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

A.   Financial Statements of Acquired Business.

     The Registrant is filing with this Form 8-K/A the audited financial statements required to be provided.

   Independent Auditors Report                                       F-1

    Consolidated Balance Sheets as of June 30, 2002 and
     September 30, 2001 ...........................................  F-2

    Consolidated Statements of Operations for the three and nine months ended June 30, 2002 and 2001  .........................  F-3

    Consolidated Statement of Shareholders' Equity for the
     period ended June 30, 2002 ...................................  F-4

    Consolidated Statements of Cash Flows for the
     nine months ended June 30, 2002 and 2001 .....................  F-5

    Notes to Consolidated Financial Statements ....................  F-6 - F-16


B.   pro forma Financial Information.

     Not applicable.


C.   Exhibits.

     The following exhibits were filed with the Form 8-K filed on June 13, 2002:

     The Registrant has provided the following exhibits in regard to the extraordinary events disclosed in this report.

     Exhibit 2.1      Share Exchange Agreement dated March 14, 2002.

     Exhibit 3.1      Certificate of Amendment to Articles of Incorporation.

     Exhibit 10.1     USMetals' Employee Compensation Plan

     Exhibit 10.2     USCorp 2002 Directors and Officers Stock Option Plan

     Exhibit 10.2.1   Form of Stock Option

     Exhibit 10.3     USCorp Form of Employment Agreement

     Exhibit 21.1     USMetals' Articles of Incorporation and Bylaws, as amended

     Exhibit 23.1     Opinion and Consent of Roy C. Hopkins, Esq.

     Exhibit 27.1     Financial Data Schedule (1)

     Exhibit 99.1     USCorp Form of Indemnification Agreement.

          (1) Not Available. Please refer to Item 7 of this report.

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


The Shareholders
USCorp
4535 W. Sahara Ave. Suite 204
Las Vegas, Nevada 89102

I have audited the accompanying consolidated balance sheet of USCorp (formerly Fantasticon, Inc.) and Subsidiary as of June 30, 2002 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the period ended June 30, 2002 and 2001. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free from material misstatement. The audit includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USCorp and Subsidiary, a development stage company, for the dates indicated above and the results of their consolidated operations, stockholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles consistently applied.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the consolidated financial statements, the Company has suffered losses from operations and has a lack of net capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, California
August 16, 2002

                              USCORP AND SUBSIDIARY
                          (a Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                                  June 30,      September 30,
                                                                    2002            2001
                                                                -----------     -------------
ASSETS
Current Assets:
       Cash                                                     $       118     $          -
                                                                -----------     -------------
Other Assets:
       Mineral properties -- at cost based on successful
        efforts method of accounting, net of accumulated
        depletion and amortization 1975 to 2001                   2,115,758                -

       Annual Assessment Work and Lease Payments to the BLM
        1975 to 2001                                                319,600                -
                                                                -----------     -------------

       Total Assets                                             $ 2,435,476     $          -
                                                                ===========     =============
LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
       Accounts Payable                                         $     5,364     $          -
                                                                -----------     -------------

       Total Current Liabilities                                      5,364                -

Shareholders' Equity:
       Common stock, $.01 par value; authorized 100,000,000
        shares; issued, and outstanding 25,571,067 at
        June 30, 2002; 10,560,657 at September 30, 2001.            255,711          105,607
       Additional paid in capital                                 5,410,193        2,567,777
       Retained deficit                                          (3,235,792)      (2,673,384)
                                                                -----------     -------------

       Total Shareholders' Equity                                 2,430,112                -
                                                                -----------     -------------

       Total Liabilities & Shareholders' Equity                 $ 2,435,476     $          -
                                                                ===========     =============




The accompanying notes are an integral part of these financial statements.

                              USCORP AND SUBSIDIARY
                          (a Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE THREE AND NINE MONTHS ENDING
                         JUNE 30,2002 AND JUNE 30, 2001

                                         Nine Months Ended         Three Months Ended
                                      -----------------------    -----------------------
                                               June 30,                 June 30,
                                          2002         2001         2002        2001
                                      ----------   ----------    ----------   ----------
Net Sales                             $        -   $        -    $        -   $        -
Less Cost Of Sales                             -            -             -            -
                                      ----------   ----------    ----------   ----------
Gross Profit                                   -            -             -            -

Administrative Expenses:
  Consulting                              11,000            -         9,000            -
  Public Relations                         2,794            -         2,794            -
  Accounting & Legal                      40,179            -        14,275            -
  Travel                                   2,354            -           869            -
  Corporate Maintenance                    2,248            -           877            -
  Communications & Clerical                8,801            -         4,289            -
  Transfer Agent                           4,084            -         3,000            -
  Bank Charges                                60            -             -            -
  Office Expenses                          4,766            -             -            -
  Officer Expenses                         5,000            -             -            -
  Printing                                   986            -             -            -
  Utilities                                  774            -             -            -
  Entertainment                            1,500            -             -            -
                                      ----------   ----------    ----------   ----------
Total Administrative Expenses             84,544            -        35,104            -

Loss From Operations                     (84,544)           -       (35,104)           -
Other Income (expenses):
   Interest Income                             -            -             -            -
   Interest Expense                            -            -             -            -
                                      ----------   ----------    ----------   ----------

Net Loss Before Income Tax Provision     (84,544)           -       (35,104)           -
Income Tax Expense                             -            -             -            -
                                      ----------   ----------    ----------   ----------

Net Loss                              $  (84,544)  $        -    $  (35,104)  $        -
                                      ==========   ==========    ==========   ==========
Earnings Per Common Share:
  Basic                               $  (   .00)           -    $  (   .00)           -
                                      ==========   ==========    ==========   ==========
Weighted Average Of Common Share:
   Basic                              25,337,083            -    10,560,657            -
                                      ==========   ==========    ==========   ==========

The accompanying notes are an integral part of these financial statements.

                                         USCORP AND SUBSIDIARY
                               CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
                                    FOR THE PERIOD ENDED JUNE 30,2002


                                                        Common Stock
                                                 ------------------------      Additional       Retained
                                                   Shares        Amount      Paid-In Capital     Deficit        Total
                                                 ----------    ----------    ---------------   -----------    ----------
Balance at September 30 2001                     10,560,657    $  105,607    $     2,567,777   $(2,673,384)   $        0
Combination of Retained Deficit and
  Development Stage Deficit
                                                 ----------    ----------    ---------------   -----------    ----------

Balance at December 31, 2001                     10,560,657       105,607          2,567,777    (2,673,384)            0

Cancellation of 6,025,000 common stock           (6,025,000)      (60,250)            60,250                           0

Adjustment 1 for 10 split down                   (4,082,091)      (40,821)            40,821                           0

Issue 24,200,000 shares to acquire USMetals      24,200,000       242,000           (242,000)                          0

Issue 650,000 shares per 2002 Employee
 Compensation Plan                                  650,000         6,500             (6,500)     (480,000)     (480,000)

Increase in Paid in Capital                                                        2,435,358                   2,435,358

Expense 650,000 shares @ $.72 per share                                              480,000                     480,000

Issue 310,000 shares to officers and directors      310,000         3,100             (3,100)                          0

Cancellation of 42,500 common stock                 (42,500)         (425)               425                           0

Capital contributed by a stockholder                                                  84,662                      84,662

Loss from Operations                                                                               (84,544)      (84,544)
                                                 ----------    ----------    ---------------   -----------    ----------

Balance at June 30, 2002                         25,571,067    $  255,711       $  5,417,693   $ (3,237,928)   $2,435,476



The accompanying notes are an integral part of these financial statements.

                              USCORP AND SUBSIDIARY
                          (a Development Stage Company)
                        CONSOLIDATED CASH FLOW STATEMENT
                            FOR THE SIX MONTHS ENDING
                         JUNE 30, 2002 AND JUNE 30, 2001

                                                         June 30,     June 30,
                                                          2002         2001
                                                        ---------    ---------
Operating Activities
         Net Loss
Changes in Other Operating Assets & Liabilities:        $ (84,544)   $       -
         Accrued Expenses                                       -            -
                                                        ---------    ---------

Net Cash Provided By (used by) Operations                 (84,544)           -
                                                        ---------    ---------

Financing Activities:
         Contributed Capital by Stockholders               84,662            -
                                                        ---------    ---------

Net Cash Provided by Financing Activities                  84,662            -
                                                        ---------    ---------

Net Increase (decrease) in Cash During Fiscal Year            118            -
Cash  Balance at beginning of Fiscal Year                       -            -
                                                        ---------    ---------
Cash Balance at End of Period                           $     118    $       -
                                                        =========    =========
Supplemental Disclosures of Cash Flow Information:
         Interest Paid During the Fiscal Year                   -            -
         Income Taxes Paid During the Fiscal Year               -            -















The accompanying notes are an integral part of these financial statements.

                              USCORP AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2002

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

Nature of Operations

USCorp (the "Company") is a publicly held corporation formed on May 22, 1989 in the state of Nevada as The Movie Greats Network, Inc. On August 4, 1992, The Company changed its name to the Program Entertainment Group, Inc. and on August 5, 1997 the Company changed its name to Santa Maria Resources, Inc. In September 2000 the Company changed its name to Fantasticon, Inc. and in January 2002 the Company changed its name to USCorp.

On October 15, 2000, pursuant to an agreement signed on September 1, 2000, the Company's wholly owned subsidiary, Fantasticon.com, Inc., a Nevada corporation, merged with Fantasticon.Com, Inc., a Delaware corporation, Madman Backstage Productions, Inc., and Impact Interactive, Inc. Pursuant to the agreement, Santa Maria Resources Inc. changed its name to Fantasticon Inc. and effected a 1:2 reverse split of its common stock. As a condition of the agreement, Santa Maria divested itself of its business operations prior to the merger. The merger was rescinded in its entirety by the shareholders in January 2002. 6,025,000 shares issued to former management have been cancelled and returned to the Treasury. In addition, effective March 6, 2002 the Company effected a 1:10 reverse split of its common stock. Accordingly, equity has been restated to reflect the number of shares outstanding after the cancellation of said shares and the subsequent reverse split. The statement of operations presented for the three months ended June 30, 2002 and 2001 and the balance sheet presented at June 30, 2002 represent the results of operations and financial position of USCorp and USMetals.

In April 2002 USCorp acquired USMetals, Inc. ("USMetals"), a Nevada corporation as a wholly owned subsidiary. All of the Company's mining business operations are conducted at this time through USMetals. USMetals owns 141 Lode Mining Claims near Bagdad, Arizona, called the Twin Peaks Mine.

Management Plans

The company has incurred a net loss of approximately $84,662 during 2002. At June 30 2002, current liabilities are $5,364 and current assets are approximately $2,435,476.

In order to improve operations and liquidity and meet its cash flow needs, the company has or intends to do the following:

         o    Raise $20,000,000 in a private placement.
         o Resume and complete exploration and drilling on all claims of the Twin Peaks mine.
         o    Build a test plant.
         o    Complete feasibility studies on the Twin Peaks mine.
         o    Bring the Twin Peaks mine to full-scale commercial mining.
         o Obtain a credit facility based in part on the value of its proven reserves when necessary and if appropriate given market conditions.

As a result of these plans, management believes that it will generate sufficient cash flows to meet its current obligations in 2002 and 2003.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, USMetals, Inc. ("USMetals"). All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company conducts all of its mining operations through its wholly owned subsidiary, USMetals. International Energy Resources, Inc. ("IERI") has agreed to continue to supervise and direct the work of the mine Exploration and Development Team upon adequate funding of the project.

Mineral Properties

The Company uses the successful efforts method of accounting for mineral properties. Under this methodology, costs incurred to acquire mineral interest in properties, to drill and equip exploratory sites within the Twin Peaks claims groups are capitalized. Costs to conduct exploration and assay work that does not find proved reserves, geological and geophysical costs and costs of carrying and retaining unproved sites will be expensed.

Potential mineral properties that are individually significant will be periodically assessed for impairment of value and a loss will be recognized at the time of impairment by providing an impairment allowance. Other unproved properties will be amortized based on the Company's experience of successful drilling and historical lease expirations.

An impairment loss is indicated whenever net capitalized costs exceed expected future net cash flow based on engineering estimates. In this circumstance, the Company will recognize an impairment loss for the amount by which the carrying value of the properties exceeds the estimated fair value (based on discounted cash flow).

On the sale or retirement of a complete claim of proved property, the cost and related accumulated depletion and amortization will be eliminated from the property accounts, and the resultant gain or loss will be recognized. On the retirement or sale of a partial claim of property, the cost will be charged to accumulated depletion and amortization with a resulting gain or loss recognized in earnings.

NOTE 2  MINING CLAIMS ACQUIRED AND PURCHASED-APPRAISED VALUES:

The Company owns 141 unpatented contiguous mining claims totaling approximately 2,820 acres in Township 13, Yavapai County, Arizona. These claims have a history of mining activity from the middle of the 19th century to the beginning of World War II. Gold, silver, copper and other minerals were recovered in important quantities. The previous owners started acquisition of this claim group in the early 1940's and by 1978 the group totaled 134 claims. Exploration, drilling and assessment work was done and several geological reports were completed indicating the presence of economically viable deposits of precious metals and complex ores.

Appraisal and Valuation

The Late Mr. N. H. Carouso, formerly President of Geo-Processing, Inc., was retained in 1985 by the prior owners of these claims to prepare an Economic Evaluation of the 134 claims in the group at that time. Mr. Carouso earned a Bachelor of Arts and a Master of Science degree from the University of California, College of Engineering, Department of Mineral Technology and Mining. This report was for the recovery of gold and silver only.

The following is a statement from Mr. Carouso's report:

"The mining claims project area offers excellent economic potential. With the gold and silver mineralization cropping out at the surface and the favorable topography for surface mining techniques, it is felt that an early cash flow can be expected. The gross dollar potential of the areas evaluated, which the writer (Mr. Carouso) feels represents only about 30% of the potential of the entire group of claims, if combined, could be $280,836,000.00. Even if one then takes a 50% confidence factor as to the grade of ore, the gross dollar potential would be $115,418,000., and with an expected 70% recovery of precious metals, the adjusted gross dollar potential would be $80,792,600.00 based on a spot price of $325/oz, for gold and $6.00/oz. for silver, and mining to a depth of 100 feet."

Other minerals are available from these claims as reported from the United States Geological Survey conducted in 1940. Of the minerals listed, one of the most notable was a content of Uranium Ore, U308 (Yellow Cake) which has a content ranging from .43% to 1.77% by volume. The Company has discussed the potential availability of mining U308 Uranium Ore. Management intends upon receipt of adequate funding to determine viability of economical recovery of uranium.

Additional minerals referred to as "Complex Ores" that have been identified on these claims have been ignored due to the expensive and sophisticated process of mining "Complex Ores." Management intends upon receipt of adequate funding to determine the extent of "Complex Ore" deposits and the feasibility of their economical recovery.

Revenue Recognition

Mineral sales result from undivided interests held by the Company in various mineral properties. Sales of minerals will be recognized when delivered to be picked up by the purchaser. Mineral sales from marketing activities will result from sales by the Company of minerals produced by the Company (or affiliated entities) and will be recognized when delivered to purchasers. Mining revenues generated from the Company's day rate contracts, included in mine services revenue, will be recognized as services are performed or delivered.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted laws and statutory rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when, in management's opinion, it is more likely than not that a portion or all of the deferred tax assets will not be realized.


Use of Estimates

In preparing financial statements, generally accepted accounting principles require management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of SFAS No. 142 apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS No. 142.

Major provisions of SFAS Nos. 141 and 142 and their effective dates for the Company are as follows:

o All business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited, except for transactions initiated before July 1, 2001.

o Intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, rented or exchanged, either individually or as part of a related contract, asset or liability.

o Effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.

o All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

In June 2001, FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, and in August 2001, issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 143 requires entities to record the fair value of liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. It supersedes, with exceptions, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of, and is effective for the fiscal years beginning after December 15, 2001. The Company is currently assessing the impact of SFAS Nos. 143 and 144. However, at this time, the Company does not feel that the impact of these statements will be material to its consolidated financial position or results of operations.

NOTE 3 - STOCKHOLDERS' EQUITY

On May 1, 2002, the Company adopted an employee stock option plan for certain employees with a maximum of 2,045,357 shares, which may be issued and granted exercisable at $.72 per share. During 2002, the Company issued and granted a total of 650,000 options under the plan.

Option Terms. The plan provides for incentive stock options and non-qualified stock options. The committee or the Registrant's Board of Directors will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option and the option will be evidenced by an agreement describing the material terms of the option. The committee or the Registrant's Board of Directors will determine the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of the Registrant's Common Stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of the Registrant's outstanding Common Stock. When the incentive stock option is exercised, we will be entitled to place a legend on the certificates representing the shares of Common Stock purchased upon exercise of the option to identify them as shares of Common Stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may be greater than, less than or equal to the fair market value of the Common Stock on the date that the option is awarded, based upon any reasonable measure of fair market value. The committee may permit the exercise price to be paid in cash or by the delivery of previously owned shares of Common Stock, and, if permitted in the applicable option agreement, through a cashless exercise executed through a broker or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

The committee or the Registrant's Board of Directors will also determine the term of an option. The term of an incentive stock option or non-qualified stock option may not exceed ten years from the date of grant, but any incentive stock option granted to a participant who owns more than 10% of the Registrant's outstanding Common Stock will not be exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant's employment terminates, an incentive stock option will terminate and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year will be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of the Registrant's Common Stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering more than $100,000 worth of the Registrant's Common Stock first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

The Company has decided to expense the value of the options when granted to account for its employee option plan in which compensation is recognized at the date of the grant. The fair market value exercise price of all options was the average of the closing price of the Company's stock for the five day period preceding the registration of the option shares. Accordingly, the compensation cost has been recognized for the options issued.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

General Commitments

The company has secured various commitments related to development and production of its mineral properties contingent upon receipt of adequate funding. It is management's belief that such commitments will not have significant adverse impact to the Company's financial position or results of operations.

Leases

As of the date of this report, all office furniture and equipment has been contributed by a shareholder. In March 2002, the 141 lode mine claims leases were transferred to USMetals, Inc. These claims leases are renewable annually by USMetals. Rent expense under these leases is $14,100 each year.

Litigation

The Company is not a party to any matters of litigation.

NOTE 5 - RELATED PARTY TRANSACTIONS

Joint Venture Agreements

USMetals, Inc. has no joint venture agreements at this time. Mining exploration and development has been performed under the general supervision and direction of International Energy and Resources, Inc., ("IERI") which was under agreement with prior owners of the property. IERI has agreed to provide similar services to the Company upon securing adequate financing. IERI will supervise and direct third parties for the purpose of completing the exploration and development of the Twin Peaks Mine claims group.


NOTE 6 - ACQUISITION OF BUSINESS

On April 2, 2002, the Company acquired USMetals, Inc. ("USMetals") for 24,200,000 shares of its common stock in a share-for-share exchange whereby USMetals became a wholly owned subsidiary of USCorp. USMetals owns the 141 lode mining claims known as the Twin Peaks mine near Baghdad, Arizona. The fair value of the property is based upon the values that were estimated by field personnel. The estimated fair market values of the assets acquired and liabilities assumed in the acquisition of USMetals are as follows:

Estimated fair value of assets acquired
    Property                                                         319,600
    Mine Development
         Hayes Mining, Phillips Mining                               400,000
         American Metals and Minerals                                297,758
         Santa Maria Resources                                       600,000
         International Energy and Resources                          818,000
                                                                   ---------
                  Total fair value of assets                       2,435,358

Liabilities assumed
    Annual Lease Payment                                                   -
                                                                  ----------
                  Estimated fair value of acquisition             $2,435,358
                                                                  ==========

The following summarizes pro forma unaudited projections of results of operations for the first five years of full scale commercial production. These estimates were prepared for a prior owner of the property by Ernst and Whinney. Management believes these projections are a fair representation of the potential of the Twin Peaks Mine. However, management cannot guarantee any particular result in any given year, or that full scale commercial production will commence in any given year or will continue in any succession of years. These pro forma projections are not necessarily indicative of future results.

Please note that the price per ounce of Gold used by Ernst and Whinney in these projections is $400. This price and the corresponding values in the projections which follow should be reduced by 25% in order to reflect the current range of prices per ounce of Gold.

                                                                PROJECTED
                                                                CASH FLOW
                                                              FIRST 5 YEARS

                                          YEAR          YEAR           YEAR           YEAR           YEAR           TOTAL
                                           1             2              3              4              5
                                       -----------   -------------  ------------   -------------  ------------   -------------
Statistics
      Tons of ore mined (000)                  276            690          1,380          2,760          4,140           9,246
      Ore reserve, beginning of year   3.6 million   10.8 million   25.1 million   48.7 million   95.9 million
      New Proven Reserves (Tons)       7.5 million   15.0 million   25.0 million     50 million    100 million   191.8 million
      Ore Grade - Gold (oz/ton)               0.12           0.12           0.12           0.12           0.12
                - Silver (oz/ton)             0.57           0.57           0.57           0.57           0.57
      Tons of Ore processed (000)              276            690          1,380          2,760          4,140           9,246
      Recoverable oz - Gold                 33,120         82,800        165,600        331,200        496,800       1,109,520
                     - Silver              157,320        393,300        786,600      1,573,200      2,359,800       5,270,220
      Sales in oz - Gold                    33,120         82,800        165,600        331,200        496,800       1,109,520
                  - Silver                 157,320        393,300        786,600      1,573,200      2,359,800       5,270,220

------------------------------------   -----------   -------------  ------------   -------------  ------------   -------------
Revenue - Gold @ $400/oz.               13,248,000     33,120,000     66,240,000    132,480,000    198,720,000     443,808,000
        - Silver @ $5/oz.                  786,600      1,966,500      3,933,000      7,866,000     11,799,000      26,351,100
                                       -----------   -------------  ------------   -------------  ------------   -------------
Total Revenue                           14,034,600     35,086,500     70,173,000    140,346,000    210,519,000     470,159,100

Operating Costs:  Mining                 1,290,000      1,770,100      2,760,000      4,560,000      5,904,000      16,284,100
                  Processing             2,021,800      2,692,200      4,162,700      6,517,600      8,805,600      24,199,900
                  G&A (site)               364,200        439,800        666,600       1,069,800     1,473,000       4,013,400
                                       -----------   -------------  ------------   -------------  ------------   -------------
Total Operating Expenses                 3,676,000      4,902,100      7,589,300     12,147,400     16,182,600      44,497,400
Capital Expenditures                     4,629,700      3,846,750      6,574,600     10,135,300     20,456,300      45,642,650
                                       -----------   -------------  ------------   -------------  ------------   -------------
Total Expenditures                       8,305,700      8,748,850     14,163,900     22,282,700     36,638,900      90,140,050
Income Taxes                             4,284,742     13,240,579     27,803,954     57,545,435     87,006,857     189,881,567
Net Cash Flow after Taxes                1,444,158     13,097,071     28,205,146     60,517,865     86,873,243
Accumulated Net Cash Flows               1,444,158     14,541,229     42,746,375    103,264,240    190,137,483     190,137,483
Present Value - Beginning of Year
      10%                                1,312,871     10,824,026     21,190,943     41,334,516     53,941,449     128,603,805
      12%                                1,289,427     10,440,904     20,075,865     38,460,197     49,294,211     119,560,604
      14%                                1,266,805     10,077,771     19,037,670     35,831,434     45,119,240     111,332,920
      16%                                1,244,964      9,733,257     18,069,843     33,423,478     41,361,482     103,833,024

                                                            PROJECTED
                                                           PROFIT/LOSS

                                                          FIRST 5 YEARS


                                       YEAR           YEAR           YEAR            YEAR            YEAR
                                        1              2              3               4               5
                                     ---------     -----------   ------------     ------------     -----------
Net Cash Flow Before Taxes           5,728,900      26,337,650     56,009,100      118,063,000     173,880,100

      Add - Capital Expenditures     4,629,700       3,846,750      6,574,600       10,135,300      20,456,300
      Less - Depreciation             (462,970)       (847,645)    (1,505,105)      (2,518,635)     (4,564,265)
      Less - Depletion (15% Gross)  (2,105,190)     (5,262,975)   (10,525,950)     (21,051,900)    (31,577,850)
                                     ---------     -----------   ------------     ------------     -----------
Taxable Income                       7,790,440      24,073,780     50,552,645      104,627,765     158,194,285

State Income Tax (10%)                 779,044       2,407,378      5,055,265       10,462,777      15,819,429
                                     7,011,396      21,666,402     45,497,381       94,164,989     142,374,857
federal Income Tax (50%)            (3,505,698)    (10,833,201)   (22,748,690)     (47,082,494)    (71,187,428)

Net Income                           3,505,698      10,833,201     22,748,690       47,082,494      71,187,428


The operations of USMetals are included in the accompanying consolidated financial statements subsequent to the acquisition.

NOTE 7 - MINERAL RESERVE DATA (UNAUDITED)

The following estimates of proved reserve quantities and related standardized measure of discounted net cash flows are estimated only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing mining properties.

Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States, in the State of Arizona.

The following is a quote from a report prepared by International Energy and Resources, Inc. (The full report is available from the Company upon written request). All references to "Exhibits" refer to Exhibits of IERI's Report.

"...The Twin Peaks Mine is on the same structure and flat zone as the Phelps Dodge deposit. The claims and previous producing mines are on the Jasper Peak with gold carrying mineralization ... To date, numerous geological, geochemical, and geophysical studies have been conducted to confirm historical assays and establish estimated reserves. In the 1980's over 10,000 feet of core drillings were done and over 1,500 fire assays were conducted. These assays showed an overall average of .14 ounces of gold per ton and .595 ounces of silver per ton, which proves over 652,000 ounces of gold and 2,488,000 ounces of silver in reserve using 1 area covering 3 claims. At $250 per ounce for gold and $5.00 per ounce for silver this represents $175,440,000.00. If we extend the depth to 400 ft. (early miners tunneled to this depth and the drilling results verified ore to this depth) the total amount would be multiplied by 4 and the value would be $701,760,000.00. If we extend the same areas to a depth of 2,000 ft, which is the depth that the Phelps Dodge Mine in Bagdad is being mined, the estimated inferred reserves would be approximately: $3,508,800,000.000 (over 3.5 billion dollars).

Some of the geological, geophysical, and geochemical studies listed above were audited and evaluated by Nicholas H. Carouso, President of Geo-Processing, Inc. which was an independent mining, consulting, and geology firm. Mr. Carouso's report and economic study recommended the continuation of exploration and start of production. (*Excerpts from Carouso's report and assays mentioned above are part of exhibits #4, #5, and #6 [of IERI's Report])

In January 2001, International Energy and Resources, Inc. hired Spooner and Associates to do further geological studies. Spooner and Associates have over 100 years of mining experience (*see Twin Peaks Mine Mining Team). After Spooner and Associates' Senior Geologist Scott Spooner and Cad Drawing Survey Specialist Eric C. Monk audited the geological studies previously mentioned they visited The Twin Peaks Mine in late January 2001. In March of 2001, by recommendation of Spooner and Associates, International Energy and Resources, Inc. mobilized a crew to build approximately 10 miles of road to gain access to the historic Hayes Mining area. This would enable them to conduct further geological studies. (*see exhibit #1 [of IERI's Report]).

In late March 2001 International Energy and Resources, Inc. hired Hillbrands and Western Mining Co. to drill holes so that ore samples could be collected and assayed. They have currently drilled approximately 30 holes measuring 100 ft. in depth for a total of 3,000 ft. of drill cuttings. Spooner and Associates retained over 30 samples for assaying. In conjunction with the drilling operation, Spooner and Associates have also taken numerous ground samples from two different locations surrounding the historic Hayes Mine. These samples have also been assayed. The results of the geological studies were as follows:

Drill hole #30 was subject to a standard fire assay as well as oxidation prior to standard fire assaying. This assay and oxidation process was conducted on cuttings taken at a depth of 40-50ft. The standard fire assay results revealed gold values of .20 opt (ounces of ore per ton); while oxidation followed by fire assaying showed gold values of 1.16 opt. This structure is approximately 3,400 ft. long x 100 ft. wide x 100 ft. in depth. This yields reserves of 2,014,815 tons of ore x 1.16 opt gold equaling 2,337,185 ounces of gold. The lower results from the standard fire assaying are due to the presence of sulfides and arsenides that tend to drive the gold and silver into the slag phase during standard fire assaying (*see exhibit #2). With this in mind it is reasonable to assume that all previous standard fire assays done would increase 5.8 times through oxidation prior to fire assaying.

Rock material from the hanging wall and footwall of the quartz vein were subject to crushing, screening, and fire assaying. The results from the quartz dike revealed an average of .57 opt from fire assaying and 5.8 times or 3.31 opt using the oxidation method. That yields reserves of 16,694,056 ounces of gold. Rock chips were taken from the red conglomerate located just south of the Hayes Mine and just west of the volcanic plug. The fire assays revealed .20 opt of gold. As stated previously oxidation prior to fire assaying should increase the gold amount by 5.8 times to 1.16 opt. This area has ore reserves of 2,395,477 ounces of gold. These three areas have a combined total of 9,138,687 tons of ore, which yields a total of 21,426,718 reserves ounces of gold.

From these studies it is International Energy and Resources, Inc.'s and Spooner and Associates' recommendation that USMetals, Inc...do a fly over to determine areas of mineralization...a six month drilling program using reverse circular and core drilling to depths of 500 ft. per hole in conjunction with a pilot mill to further prove and develop reserves. It is important to note that International Energy And Resources, Inc. hasn't done any work on the Crosby area of the claims, and that history of this area is very favorable to further development."

Potential ore reserves are estimated reserves of ore that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years form known ore deposits under existing economic and operating conditions.

Operating costs and production taxes are estimated with respect to production of mineral properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions.

Income tax expense is computed based on applying the appropriate statutory tax rate to the excess of future cash inflows less future production and development costs over the current tax basis of the properties involved, less applicable carryforwards, for both regular and alternative minimum tax.

The future net revenue information assumes no escalation of costs or prices, except for mineral sales which may be made under terms of contracts which would include fixed and determinable escalation. Future costs and prices could significantly vary from estimated amounts and, accordingly, revisions in the future could be significant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              USCORP
                                            (the Registrant)



Dated:   August 21, 2002                    /s/ Larry Dietz
                                            ---------------
                                                Larry Dietz
                                                President




                                       53